Exhibit 99.2

INDEX TO THE FINANCIAL STATEMENTS

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Report of Independent Registered Public Accounting Firm with respect to Aviv REIT, Inc.	F-2
Report of Independent Registered Public Accounting Firm with respect to Aviv REIT, Inc.	F-3
Report of Independent Registered Public Accounting Firm with respect to Aviv Healthcare Properties Limited Partnership	F-4
Report of Independent Registered Public Accounting Firm with respect to Aviv Healthcare Properties Limited Partnership	F-5
Consolidated Balance Sheets as of December 31, 2014 and 2013 of Aviv REIT, Inc.	F-6
Consolidated Statements of Operations and Comprehensive Income for the Years Ended December 31, 2014, 2013 and 2012 of Aviv REIT, Inc.	F-7
Consolidated Statements of Changes in Equity for the Years Ended December 31, 2014, 2013 and 2012 of Aviv REIT, Inc.	F-8
Consolidated Statements of Cash Flows for the Years Ended December 31, 2014, 2013 and 2012 of Aviv REIT, Inc.	F-9
Consolidated Balance Sheets as of December 31, 2014 and 2013 of Aviv Healthcare Properties Limited Partnership	F-11
Consolidated Statements of Operations and Comprehensive Income for the Years Ended December 31, 2014, 2013 and 2012 of Aviv Healthcare Properties Limited Partnership	F-12
Consolidated Statements of Changes in Partners’ Capital for the Years Ended December 31, 2014, 2013 and 2012 of Aviv Healthcare Properties Limited Partnership	F-13
Consolidated Statements of Cash Flows for the Years Ended December 31, 2014, 2013 and 2012 of Aviv Healthcare Properties Limited Partnership	F-14
Notes to Consolidated Financial Statements	F-16

FINANCIAL STATEMENT SCHEDULES

Schedule II—Valuation and Qualifying Accounts	F-47
Schedule III—Real Estate and Investments	F-48

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or have been omitted because sufficient information has been included in the notes to the Consolidated Financial Statements.

F-1

AVIV REIT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Stockholders

Aviv REIT, Inc.

We have audited the accompanying consolidated balance sheets of Aviv REIT, Inc. (the Company) as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2014. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 26, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Chicago, Illinois
February 26, 2015

F-2

Report of Independent Registered Public Accounting Firm

The Board of Directors and the Stockholders

Aviv REIT, Inc.

We have audited Aviv REIT, Inc.’s (the Company) internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Assessment of Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2014, and our report dated February 26, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Chicago, Illinois
February 26, 2015

F-3

Report of Independent Registered Public Accounting Firm

The Board of Directors and the Partners

Aviv Healthcare Properties Limited Partnership

We have audited the accompanying consolidated balance sheets of Aviv Healthcare Properties Limited Partnership (the Partnership) as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2014. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 26, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Chicago, Illinois
February 26, 2015

F-4

Report of Independent Registered Public Accounting Firm

The Board of Directors and the Partners

Aviv Healthcare Properties Limited Partnership

We have audited Aviv Healthcare Properties Limited Partnership’s (the Partnership) internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). The Partnership’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Assessment of Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Partnership as of December 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive income, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2014, and our report dated February 26, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Chicago, Illinois
February 26, 2015

F-5

AVIV REIT, INC.

Consolidated Balance Sheets

(in thousands except share data)

	December 31, 2014	December 31, 2013
Assets
Income producing property
Land	$190,300	$138,150
Buildings and improvements	1,845,992	1,138,173
Assets under direct financing leases	11,291	11,175
	2,047,583	1,287,498
Less accumulated depreciation	(188,286)	(147,302)
Construction in progress and land held for development	23,150	23,292
Net real estate	1,882,447	1,163,488
Cash and cash equivalents	10,036	50,764
Straight-line rent receivable, net	45,368	40,580
Tenant receivables, net	4,095	1,647
Deferred finance costs, net	19,024	16,643
Loan receivables, net	42,697	41,686
Other assets	16,763	15,625
Total assets	$2,020,430	$1,330,433
Liabilities and equity
Secured loans	$193,418	$13,654
Unsecured notes payable	652,292	652,752
Line of credit	355,000	20,000
Accrued interest payable	15,126	15,284
Dividends and distributions payable	—	17,694
Accounts payable and accrued expenses	18,582	10,555
Tenant security and escrow deposits	26,259	21,586
Other liabilities	9,805	10,463
Total liabilities	1,270,482	761,988
Equity:
Stockholders’ equity
Common stock (par value $0.01; 48,425,224 and 37,593,910 shares issued and outstanding, respectively)	484	376
Additional paid-in capital	737,262	523,658
Accumulated deficit	(119,039)	(89,742)
Total stockholders’ equity	618,707	434,292
Noncontrolling interests—operating partnership	131,241	134,153
Total equity	749,948	568,445
Total liabilities and equity	$2,020,430	$1,330,433

See accompanying notes.

F-6

AVIV REIT, INC.

Consolidated Statements of Operations and Comprehensive Income

(in thousands except share and per share data)

	Year Ended December 31
	2014	2013	2012
Revenues
Rental income	$177,947	$136,513	$121,210
Interest on loans and financing lease	4,483	4,400	4,633
Interest and other income	1,612	154	1,129
Total revenues	184,042	141,067	126,972
Expenses
Interest expense incurred	49,680	40,785	47,440
Amortization of deferred financing costs	3,942	3,459	3,543
Depreciation and amortization	44,023	33,226	26,892
General and administrative	24,039	26,886	15,955
Transaction costs	8,601	3,114	7,259
Loss on impairment	2,341	500	11,117
Reserve for uncollectible loans and other receivables	3,523	68	10,331
Loss (gain) on sale of assets, net	2,518	(1,016)	—
Loss on extinguishment of debt	501	10,974	28
Other expenses	—	—	400
Total expenses	139,168	117,996	122,965
Income from continuing operations	44,874	23,071	4,007
Discontinued operations	—	—	4,586
Net income	44,874	23,071	8,593
Net income allocable to noncontrolling interests—operating partnership	(9,082)	(6,010)	(3,455)
Net income allocable to common stockholders	$35,792	$17,061	$5,138
Net income	$44,874	$23,071	$8,593
Unrealized loss on derivative instruments	—	—	(476)
Total comprehensive income	$44,874	$23,071	$8,117
Net income allocable to common stockholders	$35,792	$17,061	$5,138
Unrealized loss on derivative instruments, net of noncontrolling interest—operating partnership portion of $0, $0, and $192, respectively	—	—	(284)
Total comprehensive income allocable to common stockholders	$35,792	$17,061	$4,854
Earnings per common share:
Basic:
Income from continuing operations allocable to common stockholders	$0.80	$0.51	$0.12
Discontinued operations, net of noncontrolling interests—operating partnership	—	—	0.14
Net income allocable to common stockholders	$0.80	$0.51	$0.26
Diluted:
Income from continuing operations allocable to common stockholders	$0.77	$0.49	$0.12
Discontinued operations, net of noncontrolling interests—operating partnership	—	—	0.14
Net income allocable to common stockholders	$0.77	$0.49	$0.26
Weighted average common shares outstanding:
Basic	44,629,901	33,700,834	20,006,538
Diluted	58,166,924	44,324,189	20,135,689
Dividends declared per common share	$1.44	$1.40	$1.25

See accompanying notes.

F-7

AVIV REIT, INC.

Consolidated Statements of Changes in Equity

(in thousands except share data)

	Stockholders’ Equity						Noncontrolling
	Common Stock		Additional Paid-In-	Accumulated	Accumulated Other Comprehensive Income	Total Stockholders’	Interests— Operating	Total
	Shares	Amount	Capital	Deficit	(Loss)	Equity	Partnership	Equity
Balance at January 1, 2012	15,831,368	$159	$264,804	$(21,383)	$(1,868)	$241,712	$5,546	$247,258
Non-cash stock (unit)-based compensation	—	—	1,284	—	—	1,284	406	1,690
Distributions to partners	—	—	—	—	—	—	(15,638)	(15,638)
Capital contributions	5,822,445	58	108,942	—	—	109,000	358	109,358
Unrealized loss on derivative instruments	—	—	—	—	(284)	(284)	(192)	(476)
Dividends to stockholders	—	—	—	(30,282)	—	(30,282)	—	(30,282)
Net income	—	—	—	5,138	—	5,138	3,455	8,593
Balance at December 31, 2012	21,653,813	217	375,030	(46,527)	(2,152)	326,568	(6,065)	320,503
Non-cash stock (unit)-based compensation	23,250	—	10,864	—	—	10,864	888	11,752
Shares issued for settlement of management vested stock	414,710	4	8,290	—	—	8,294	—	8,294
Distributions to partners	—	—	—	—	—	—	(16,658)	(16,658)
Capital contributions	—	—	—	—	—	—	214	214
Initial public offering proceeds	15,180,000	152	303,448	—	—	303,600	—	303,600
Cost of raising capital	—	—	(25,829)	—	—	(25,829)	—	(25,829)
Retirement of derivative instrument	—	—	—	—	2,152	2,152	1,622	3,774
Dividends to stockholders	—	—	—	(60,276)	—	(60,276)	—	(60,276)
Reclassification of equity at IPO date	—	—	(153,751)	—	—	(153,751)	153,751	—
Conversion of OP Units/Adjustment of noncontrolling interests—operating partnership ownership of operating partnership	322,137	3	5,606	—	—	5,609	(5,609)	—
Net income	—	—	—	17,061	—	17,061	6,010	23,071
Balance at December 31, 2013	37,593,910	376	523,658	(89,742)	—	434,292	134,153	568,445
Non-cash stock-based compensation	—	—	4,861	—	—	4,861	—	4,861
Shares issued for settlement of management vested stock and exercised options, net	287,406	3	1,704	—	—	1,707	—	1,707
Distributions to partners	—	—	—	—	—	—	(16,072)	(16,072)
Capital contributions	—	—	—	—	—	—	60	60
Proceeds from issuance of common stock	9,200,000	92	221,628	—	—	221,720	—	221,720
Cost of raising capital	—	—	(10,558)	—	—	(10,558)	—	(10,558)
Dividends to stockholders	—	—	—	(65,089)	—	(65,089)	—	(65,089)
Conversion of OP Units	1,343,908	13	17,146	—	—	17,159	(17,159)	—
Adjustment of noncontrolling interest-operating partnership ownership of operating partnership	—	—	(21,177)	—	—	(21,177)	21,177	—
Net income	—	—	—	35,792	—	35,792	9,082	44,874
Balance at December 31,2014	48,425,224	$484	$737,262	$(119,039)	$—	$618,707	$131,241	$749,948

See accompanying notes.

F-8

AVIV REIT, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013	2012
Operating activities
Net income	$44,874	$23,071	$8,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,023	33,226	26,935
Amortization of deferred financing costs	3,942	3,459	3,543
Accretion of debt premium	(539)	(507)	(414)
Straight-line rental income, net	(4,788)	(4,478)	(7,656)
Rental income from intangible amortization, net	(666)	(1,369)	(1,486)
Non-cash stock-based compensation	4,861	11,752	1,689
Loss (gain) on sale of assets, net	2,518	(1,016)	(4,425)
Non-cash loss on extinguishment of debt	494	5,161	42
Loss on impairment	2,341	500	11,117
Reserve for uncollectible loan and other receivables	3,523	68	10,331
Accretion of earn-out provision for previously acquired real estate investments	—	—	400
Changes in assets and liabilities:
Tenant receivables	(2,577)	(3,511)	(4,572)
Other assets	(1,123)	(5,229)	(5,873)
Accounts payable and accrued expenses	2,880	3,949	5,021
Tenant security deposits and other liabilities	5,079	2,277	1,230
Net cash provided by operating activities	104,842	67,353	44,475
Investing activities
Purchase of real estate	(706,970)	(197,388)	(172,773)
Proceeds from sales of real estate, net	2,277	15,549	31,933
Capital improvements	(14,997)	(12,003)	(13,558)
Development projects	(43,083)	(18,738)	(28,067)
Loan receivables received from others	19,642	4,086	14,632
Loan receivables funded to others	(24,376)	(10,407)	(16,857)
Net cash used in investing activities	(767,507)	(218,901)	(184,690)

See accompanying notes.

F-9

AVIV REIT, INC.

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Year Ended December 31,
	2014	2013	2012
Financing activities
Borrowings of debt	$668,000	$470,000	$267,761
Repayment of debt	(153,157)	(488,241)	(174,127)
Payment of financing costs	(6,980)	(10,448)	(5,143)
Capital contributions	60	575	109,000
Deferred contribution	—	—	(35,000)
Proceeds from issuance of common stock	221,720	303,600	—
Cost of raising capital	(10,558)	(25,829)	—
Shares issued from settlement of vested stock and exercised stock options, net	1,707	—	—
Cash distributions to partners	(20,215)	(16,314)	(16,484)
Cash dividends to stockholders	(78,640)	(48,907)	(28,778)
Net cash provided by financing activities	621,937	184,436	117,229
Net (decrease) increase in cash and cash equivalents	(40,728)	32,888	(22,986)
Cash and cash equivalents:
Beginning of year	50,764	17,876	40,862
End of year	$10,036	$50,764	$17,876
Supplemental cash flow information
Cash paid for interest	$50,972	$40,008	$46,711
Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$—	$13,551	$9,888
Accrued distributions payable to partners	$—	$4,143	$3,799
Write-off of straight-line rent receivable, net	$1,549	$2,887	$1,552
Write-off of in-place lease intangibles, net	$—	$—	$19
Write-off of deferred financing costs, net	$501	$5,161	$42
Assumed debt	$—	$—	$11,460

See accompanying notes.

F-10

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands)

	December 31,
	2014	2013
Assets
Income producing property
Land	$190,300	$138,150
Buildings and improvements	1,845,992	1,138,173
Assets under direct financing leases	11,291	11,175
	2,047,583	1,287,498
Less accumulated depreciation	(188,286)	(147,302)
Construction in progress and land held for development	23,150	23,292
Net real estate	1,882,447	1,163,488
Cash and cash equivalents	10,036	50,764
Straight-line rent receivable, net	45,368	40,580
Tenant receivables, net	4,095	1,647
Deferred finance costs, net	19,024	16,643
Loan receivables, net	42,697	41,686
Other assets	16,763	15,625
Total assets	$2,020,430	$1,330,433
Liabilities and partners’ capital
Secured loans	$193,418	$13,654
Unsecured notes payable	652,292	652,752
Line of credit	355,000	20,000
Accrued interest payable	15,126	15,284
Distributions payable	—	17,694
Accounts payable and accrued expenses	18,582	10,555
Tenant security and escrow deposits	26,259	21,586
Other liabilities	9,805	10,463
Total liabilities	1,270,482	761,988
Partners’ capital:
Partners’ capital	749,948	568,445
Total liabilities and partners’ capital	$2,020,430	$1,330,433

See accompanying notes.

F-11

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Operations and Comprehensive Income

(in thousands except unit and per unit data)

	Year Ended December 31,
	2014	2013	2012
Revenues
Rental income	$177,947	$136,513	$121,210
Interest on loans and financing lease	4,483	4,400	4,633
Interest and other income	1,612	154	1,129
Total revenues	184,042	141,067	126,972
Expenses
Interest expense incurred	49,680	40,785	47,440
Amortization of deferred financing costs	3,942	3,459	3,543
Depreciation and amortization	44,023	33,226	26,892
General and administrative	24,039	26,886	15,955
Transaction costs	8,601	3,114	7,259
Loss on impairment	2,341	500	11,117
Reserve for uncollectible loans and other receivables	3,523	68	10,331
Loss (gain )on sale of assets, net	2,518	(1,016)	—
Loss on extinguishment of debt	501	10,974	28
Other expenses	—	—	400
Total expenses	139,168	117,996	122,965
Income from continuing operations	44,874	23,071	4,007
Discontinued operations	—	—	4,586
Net income allocable to units	$44,874	$23,071	$8,593
Net income allocable to units	$44,874	$23,071	$8,593
Unrealized loss on derivative instruments	—	—	(476)
Total comprehensive income allocable to units	$44,874	$23,071	$8,117
Earnings per unit:
Basic:
Income from continuing operations allocable to units	$0.80	$0.51	$0.12
Discontinued operations	—	—	0.14
Net income allocable to units	$0.80	$0.51	$0.26
Diluted:
Income from continuing operations allocable to units	$0.77	$0.49	$0.12
Discontinued operations	—	—	0.14
Net income allocable to units	$0.77	$0.49	$0.26
Weighted average units outstanding:
Basic	55,957,950	42,792,808	20,006,538
Diluted	58,166,924	44,324,189	20,135,689
Distributions declared per unit	$1.44	$1.40	$1.25

See accompanying notes.

F-12

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Changes in Partners’ Capital

(in thousands)

		Accumulated Other
	Partners’ Capital	Comprehensive Income (Loss)	Total
Balance at January 1, 2012	$250,555	$(3,298)	$247,257
Non-cash stock (unit)-based compensation	1,690	—	1,690
Distributions to partners	(45,920)	—	(45,920)
Capital contributions	109,358	—	109,358
Unrealized loss on derivative instruments	—	(476)	(476)
Net income	8,593	—	8,593
Balance at December 31, 2012	324,276	(3,774)	320,502
Non-cash stock (unit)-based compensation	11,752	—	11,752
Units issued for settlement of management vested stock	8,294	—	8,294
Distributions to partners	(76,934)	—	(76,934)
Capital contributions	215	—	215
Initial public offering proceeds	303,600	—	303,600
Cost of raising capital	(25,829)	—	(25,829)
Retirement of derivative instruments	—	3,774	3,774
Net income	23,071	—	23,071
Balance at December 31, 2013	568,445	—	568,445
Non-cash stock (unit)-based compensation	4,861	—	4,861
Units issued for settlement of management vested stock and exercised unit options, net	1,707	—	1,707
Distributions to partners	(81,161)	—	(81,161)
Capital contributions	60	—	60
Proceeds from issuance of common stock	221,720	—	221,720
Cost of raising capital	(10,558)	—	(10,558)
Net income	44,874	—	44,874
Balance at December 31, 2014	$749,948	$—	$749,948

See accompanying notes.

F-13

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013	2012
Operating activities
Net income	$44,874	$23,071	$8,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,023	33,226	26,935
Amortization of deferred financing costs	3,942	3,459	3,543
Accretion of debt premium	(539)	(507)	(414)
Straight-line rental income, net	(4,788)	(4,478)	(7,656)
Rental income from intangible amortization, net	(666)	(1,369)	(1,486)
Non-cash stock-based compensation	4,861	11,752	1,689
Loss (gain) on sale of assets, net	2,518	(1,016)	(4,425)
Non-cash loss on extinguishment of debt	494	5,161	42
Loss on impairment	2,341	500	11,117
Reserve for uncollectible loans and other receivables	3,523	68	10,331
Accretion of earn-out provision for previously acquired real estate investments	—	—	400
Changes in assets and liabilities:
Tenant receivables	(2,577)	(3,511)	(4,572)
Other assets	(1,123)	(5,229)	(5,873)
Accounts payable and accrued expenses	2,880	3,949	5,021
Tenant security deposits and other liabilities	5,079	4,619	546
Net cash provided by operating activities	104,842	69,695	43,791
Investing activities
Purchase of real estate	(706,970)	(197,388)	(172,773)
Proceeds from sales of real estate, net	2,277	15,549	31,933
Capital improvements	(14,997)	(12,003)	(13,558)
Development projects	(43,083)	(18,738)	(28,067)
Loan receivables received from others	19,642	4,086	14,632
Loan receivables funded to others	(24,376)	(10,407)	(16,857)
Net cash used in investing activities	(767,507)	(218,901)	(184,690)

See accompanying notes.

F-14

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Year Ended December 31,
	2014	2013	2012
Financing activities
Borrowings of debt	$668,000	$470,000	$267,761
Repayment of debt	(153,157)	(488,241)	(174,127)
Payment of financing costs	(6,980)	(10,448)	(5,143)
Capital contributions	60	575	109,000
Deferred contribution	—	—	(35,000)
Proceeds from issuance of common stock	221,720	303,600	—
Cost of raising capital	(10,558)	(25,829)	—
Shares issued for settlement of vested stock and exercised unit options, net	1,707	—	—
Cash distributions to partners	(98,855)	(65,221)	(45,262)
Net cash provided by financing activities	621,937	184,436	117,229
Net (decrease) increase in cash and cash equivalents	(40,728)	35,230	(23,670)
Cash and cash equivalents:
Beginning of year	50,764	15,534	39,204
End of year	$10,036	$50,764	$15,534
Supplemental cash flow information
Cash paid for interest	$50,972	$40,008	$46,711
Supplemental disclosure of noncash activity
Accrued distributions payable to partners	$—	$17,694	$13,687
Write-off of straight-line rent receivable, net	$1,549	$2,887	$1,552
Write-off of in-place lease intangibles, net	$—	$—	$19
Write-off of deferred financing costs, net	$501	$5,161	$42
Assumed debt	$—	$—	$11,460

See accompanying notes.

F-15

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2014

1. Description of Operations and Formation

Aviv REIT, Inc. (AVIV or the REIT), a Maryland corporation, is the sole general partner of Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and its subsidiaries (the Partnership). The Partnership is a majority owned subsidiary that owns all of the real estate properties. In these footnotes, the Company refers generically to AVIV, the Partnership, and their subsidiaries. The Partnership was formed in 2010 and directly or indirectly owned or leased 346 properties, principally skilled nursing facilities, across the United States at December 31, 2014. The Company is a fully integrated self-administered company that owns, acquires, develops and generates the majority of its revenues by entering into long-term triple-net leases with qualified local, regional, and national operators. In addition to the base rent, leases provide for operators to pay the Company an ongoing escrow for real estate taxes. Furthermore, all operating and maintenance costs of the buildings are the responsibility of the operators. Substantially all depreciation expense reflected in the consolidated statements of operations and comprehensive income relates to the ownership of real estate properties.

The Partnership is the general partner of Aviv Healthcare Properties Operating Partnership I, L.P. (the Operating Partnership), a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware company. The Operating Partnership has six wholly owned subsidiaries: Aviv Financing I, L.L.C. (Aviv Financing I), a Delaware limited liability company; Aviv Financing II, L.L.C. (Aviv Financing II), a Delaware limited liability company; Aviv Financing III, L.L.C. (Aviv Financing III), a Delaware limited liability company; Aviv Financing IV, L.L.C. (Aviv Financing IV), a Delaware limited liability company; Aviv Financing V, L.L.C. (Aviv Financing V), a Delaware limited liability company; and Aviv Financing VI, L.L.C. (Aviv Financing VI) , a Delaware limited liability company.

All of the business, assets and operations are held by the Partnership and its subsidiaries. The REIT’s equity interest in the Partnership is linked to future investments in the REIT, such that future equity issuances by the REIT (pursuant to the Partnership’s partnership agreement) will result in a corresponding increase in the REIT’s equity interest in the Partnership. The REIT is authorized to issue 300 million shares of common stock (par value $0.01) and 25 million shares of preferred stock (par value $0.01). The REIT was funded in September 2010 with 13.2 million shares and approximately $235 million from one of the REIT’s stockholders, and approximately 8.5 million additional shares of common stock were issued by the REIT in connection with $159 million equity contributions by one of the REIT’s stockholders. The Partnership’s capital consists of partnership units, which are referred to as OP units, that are owned by AVIV and other investors.

On March 7, 2013, the Board of Directors and stockholders of the REIT approved an increase in the number of authorized shares of common stock to 300,000,000 shares of common stock and a 60.37-for-one split of issued and outstanding common stock. The increase in the authorized shares and the stock split became effective on March 8, 2013 when the REIT’s charter was amended for such increase in the number of authorized REIT shares and the stock split. The common share and per common share amounts in these consolidated financial statements and notes to consolidated financial statements have been retrospectively restated to reflect the 60.37-for-one split.

On March 26, 2013, the REIT completed an initial public offering (IPO) of its common stock pursuant to a registration statement filed with the SEC, which became effective on March 20, 2013. The Company received net proceeds after underwriting discounts and commissions, of $282.3 million, exclusive of other costs of raising capital in consideration for the issuance and sale of approximately 15.2 million shares of common stock (which included approximately 2.0 million shares sold to the underwriters upon exercise of their option to purchase additional shares to cover over-allotments) at a price to the public of $20.00 per share. In connection with the IPO, the Partnership’s Class A, B, C, D, F and G Units were converted into a single class of OP units.

Immediately prior to the completion of the IPO, there were outstanding approximately 21.7 million shares of common stock of the REIT, limited partnership units of the Partnership which were converted into approximately 11.9 million OP units in connection with the IPO, and 125 shares of preferred stock of the REIT. On April 15, 2013, the 125 shares of preferred stock outstanding were redeemed.

On April 9, 2014, the Company issued 9.2 million shares of common stock and received net proceeds of $221.7 million in a secondary underwritten public offering. At December 31, 2014, there were approximately 48.4 million shares of common stock outstanding and 10.3 million OP units outstanding which are redeemable for cash or, at the REIT’s election, for shares of common stock of the REIT. The operating results of the Partnership are allocated based upon the REIT’s and the limited partners’ respective economic interests therein. The REIT’s ownership of the Partnership was 82.5% as of December 31, 2014. The REIT’s weighted average economic ownership of the Partnership for the years ended December 31, 2014, 2013, and 2012 were 79.8%, 74.0%, and 62.5%, respectively.

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2. Summary of Significant Accounting Policies

Basis of Presentation

This report combines the Annual Reports on Form 10-K for the year ended December 31, 2014 of AVIV and the Partnership. AVIV is a real estate investment trust and the general partner of the Partnership. Unless the context requires otherwise or except as otherwise noted, as used herein the words “we,” the “Company,” “us” and “our” refer to AVIV and AVIV’s controlled subsidiaries and the Partnership and the Partnership’s controlled subsidiaries collectively, as the operations of the two aforementioned entities are materially comparable for the periods presented.

AVIV is a real estate investment trust, or REIT, and the general partner of the Partnership. The Partnership’s capital is comprised of units of beneficial interest, or OP units. As of December 31, 2014, AVIV owned 82.5% of the economic interest in the Partnership, with the remaining interest being owned by investors. Investors may redeem their OP units for cash or, at the election of AVIV, for shares of AVIV’s common stock, on a one-for-one basis. As the sole general partner of the Partnership, AVIV has exclusive control of the Partnership’s day-to-day management.

The Company believes combining the Annual Reports on Form 10-K of AVIV and the Partnership into this single report provides the following benefits:

•	enhances investors’ understanding of AVIV and the Partnership by enabling investors to view the business as a whole in the same manner as management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosure in this report applies to both AVIV and the Partnership; and

•	creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

Management operates AVIV and the Partnership as one business. The management of AVIV consists of the same employees as the management of the Partnership.

The Company believes it is important for investors to understand the few differences between AVIV and the Partnership in the context of how AVIV and the Partnership operate as a consolidated company. AVIV is a REIT, whose only material asset is its ownership of OP units of the Partnership. As a result, AVIV does not conduct business itself, other than acting as the sole general partner of the Partnership, issuing public equity from time to time and guaranteeing unsecured debt of the Partnership. AVIV has not issued any indebtedness, but has guaranteed all of the unsecured debt of the Partnership. The Partnership indirectly holds all the real estate assets of the Company. Except for net proceeds from public equity issuances by AVIV, which are contributed to the Partnership in exchange for OP units, the Partnership generates all remaining capital required by the Company’s business. These sources include the Partnership’s operations, its direct or indirect incurrence of indebtedness, and the issuance of OP units.

As general partner with control of the Partnership, AVIV consolidates the Partnership for financial reporting purposes. The presentation of stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of AVIV and those of the Partnership. AVIV’s stockholders’ equity is comprised of common stock, additional paid in capital and retained earnings (accumulated deficit). The Partnership’s capital is comprised of OP units that are owned by AVIV and the other partners. The OP units held by the limited partners (other than AVIV) in the Partnership are presented as part of partners’ capital in the Partnership’s consolidated financial statements and as “noncontrolling interests-operating partnership” in AVIV’s consolidated financial statements. There is no difference between the assets and liabilities of AVIV and the Partnership as of December 31, 2014. Net income is the same for AVIV and the Partnership.

In order to highlight the few differences between AVIV and the Partnership, there are sections in this report that discuss AVIV and the Partnership separately, including separate financial statements and controls and procedures sections. In the sections that combine disclosure for AVIV and the Partnership, this report refers to actions or holdings as being actions or holdings of the Company. Although the Partnership is generally the entity that enters into contracts, holds assets and issues debt, we believe that reference to the Company in this context is appropriate because the business is one enterprise and the Company operates the business through the Partnership.

The accompanying consolidated financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles, or GAAP. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain prior period amounts have been reclassified with no effect on the Company’s consolidated financial position or results of operations.

The Company manages its business as a single business segment as defined in Accounting Standards Codification (ASC) 280, Segment Reporting. The Company has one reportable segment consisting of investments in healthcare properties, consisting primarily

F-17

of skilled nursing facilities, or SNFs, assisted living facilities, or ALFs, and other healthcare properties located in the United States. All of the Company’s properties generate similar types of revenues and expenses related to tenant rent and reimbursements and operating expenses.

Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. The Company maintains cash and cash equivalents in United States banking institutions that exceed amounts insured by the Federal Deposit Insurance Corporation. The Company believes the risk of loss from exceeding this insured level is minimal.

Real Estate Investments

The Company periodically assesses the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments and related intangibles to their estimated fair value. The estimated fair value of the Company’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis (Level 3) or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables (Level 2). As part of the impairment evaluation, the buildings in the following locations were impaired to reflect the estimated fair values (Level 2).

	For the Years Ended December 31,
	2014	2013	2012
		(in thousands)
Medford, MA (1)	$—	$—	$—
Zion, IL	—	—	1,000
Bremerton, WA	—	—	150
Youngtown, AZ	—	—	1,635
Fall River, MA	—	—	141
Cincinnati, OH	—	—	90
West Chester, OH	—	—	3,414
Columbus, TX	—	—	1,422
Benton Harbor, MI	—	—	491
Omaha, NE	—	—	742
Searcy, AR	—	500	1,898
Cathlamet, WA	—	—	93
Methuen, MA	—	—	41
Willmar, MN	862	—	—
Jasper, TX	1,479	—	—
	$2,341	$500	$11,117

(1)	Included in discontinued operations and other expenses

Buildings and building improvements are recorded at cost and have been assigned useful lives up to 40-years and are depreciated on the straight-line method. Personal property, furniture, and equipment have been assigned estimated useful lives up to 10 years and are depreciated on the straight-line method.

The Company may advance monies to its lessees for the purchase, generally, of furniture, fixtures, or equipment or other purposes. Required minimum lease payments due from the lessee increase to provide for the repayment of such amounts over a stated term. These advances in the instance where the depreciable life of the newly purchased asset is less than the remaining lease term are reflected as loan receivables on the consolidated balance sheets, and the incremental lease payments are bifurcated between principal and interest over the stated term. In the instance where the depreciable life of the newly purchased assets is longer than the remaining

F-18

lease term, the purchase is recorded as property when such assets are deemed to be owned by the Company. In other instances, explicit secured loans are made to lessees for working capital and other funding needs and provide for monthly principal and interest payments generally ranging from five to 10 years.

Purchase Accounting

The Company allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed as a result of the Company purchasing the business and subsequently leasing the business to unrelated third party operators. The Company makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of the Company’s operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals (Level 3). The Company allocates the purchase price of facilities to net tangible and identified intangible assets and liabilities acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

The Company determines fair values as follows:

•	Real estate investments are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

•	The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

•	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

•	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Company determines the value of land based on third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain operators, including operator allowances, operator improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Company also estimates the value of operator or other customer relationships acquired by considering the nature and extent of existing business relationships with the operator, growth prospects for developing new business with such operator, such operator’s credit quality, expectations of lease renewals with such operator, and the potential for significant, additional future leasing arrangements with such operator. The Company amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations and comprehensive income in rental income (above/below-market leases) or depreciation and amortization expense (in-place lease assets). Generally, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to any intangible assets or intangible liabilities, as they are either immaterial or do not exist.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to straight-line rent receivable, net. Income recognized from this policy is titled straight-line rental income. Additional rents from expense reimbursements for insurance, real estate taxes and certain other expenses are recognized in the period in which the related expenses are incurred and the net impact is reflected in rental income on the consolidated statements of operations and comprehensive income.

Below is a summary of the components of rental income for the years ended December 31, 2014, 2013 and 2012 (in thousands):

	2014	2013	2012
Cash rental income	$172,493	$130,666	$112,068
Straight-line rental income, net	4,788	4,478	7,656
Rental income from intangible amortization , net	666	1,369	1,486
Total rental income	$177,947	$136,513	$121,210

During the years ended December 31, 2014, 2013, and 2012 straight-line rental income (loss) includes a write-off (expense) of straight-line rent receivable, net of approximately $1.5 million, $2.9 million, and $1.5 million, respectively, due to the early termination of leases and replacement of operators.

F-19

The Company’s reserve for uncollectible operator receivables is included as a component of reserve for uncollectible loan and other receivables in the consolidated statements of operations and comprehensive income. The amount incurred during the years ended December 31, 2014, 2013, and 2012 was $0.1 million, $0.1 million, and $10.3 million, respectively.

Lease Accounting

The Company, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statements of operations and comprehensive income as rental income for actual rent collected plus or minus a straight-line adjustment for minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to the Company’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease.

All of the Company’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over the term of the respective underlying debt agreement.

Loan Receivables

Loan receivables consist of mortgage loans, capital improvement loans and working capital loans to operators. Mortgage loans represent the financing provided by the Company to operators or owners that are secured by mortgages on real property. Capital improvement loans represent the financing provided by the Company to perform certain capital improvements and/or to acquire furniture, fixtures, and equipment while the operator is operating the facility. Working capital loans to operators represent financing provided by the Company to operators for working capital needs that are secured with non-mortgage collateral or that are unsecured. Loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding loans and notes receivable for collectability on a loan-by-loan basis. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators and it is reasonably possible that a change in estimate could occur in the near term. As of December 31, 2014 and 2013, respectively, loan receivable reserves amounted to approximately $3.4 million and $0 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates other than as disclosed in Footnote 5.

Stock-Based Compensation

The Company follows ASC 718—Stock Compensation (“ASC 718”) in accounting for its share-based payments. This guidance requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock awards. This cost is recognized as compensation expense ratably over the employee’s requisite service period. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized when incurred. Additionally, the Company must make estimates regarding employee forfeitures in determining compensation expense. Subsequent changes in actual experience are monitored and estimates are updated as information is available. The non-cash stock-based compensation expense incurred by the Company through December 31, 2014 is summarized in Footnote 15.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

•	Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets;

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•	Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s interest rate swaps were valued using models developed by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy. As of December 31, 2014, the Company has no outstanding swaps.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Company’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Company had outstanding secured loans, unsecured notes payable, and a line of credit with a carrying value of approximately $1.2 billion and $686.4 million as of December 31, 2014 and 2013, respectively. The fair values of debt as of December 31, 2014 and 2013 were $1.2 billion and $705.8 million, respectively, based upon interest rates available to the Company on similar borrowings (Level 3). Management estimates the fair value of its loan receivables using a discounted cash flow analysis based upon the Company’s current interest rates for loan receivables with similar maturities and collateral securing the indebtedness. The Company had outstanding loan receivables with a carrying value of approximately $42.7 million and $41.7 million as of December 31, 2014 and 2013, respectively. The fair values of loan receivables as of December 31, 2014 and 2013 approximate their carrying value based upon interest rates available to the Company on similar borrowings.

Derivative Instruments

In the normal course of business, a variety of financial instrument are used to manage or hedge interest rate risk. The Company has implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of the Company’s derivative instruments are recorded in the consolidated statements of operations and comprehensive income if the derivative does not qualify for or the Company does not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations and comprehensive income for our interest rate swaps that were terminated in September 2010. In November 2010, the Company entered into two interest rate swaps (which were settled at the IPO) and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting. Derivative contracts are not entered into for trading or speculative purposes. Furthermore, the Company has a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors. Under certain circumstances, the Company may be required to replace a counterparty in the event that the counterparty does not maintain a specified credit rating. As of December 31, 2014 and 2013, the Company has no outstanding derivative instruments.

Income Taxes

For federal income tax purposes, the Company elected, with the filing of its initial Form 1120 REIT, U.S. Income Tax Return for U.S. Real Estate Investment Trusts, to be taxed as a Real Estate Investment Trust (REIT) effective as of September 2010. To qualify as a REIT, the Company must meet certain organizational, income, asset and distribution tests. The Company currently is in compliance with these requirements and intends to maintain REIT status. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not elect REIT status for four subsequent years. However, the Company may still be subject to federal excise tax. In addition, the Company may be subject to certain state and local income and franchise taxes. Historically, the Company and its predecessor have generally only incurred certain state and local income and franchise taxes, but these amounts were immaterial in each of the periods presented. Prior to September 2010, the Partnership was a limited partnership and the consolidated operating results were included in the income tax returns of the individual partners. No uncertain income tax positions exist as of December 31, 2014 and 2013, respectively.

Noncontrolling Interests—Operating Partnership / Partnership Units

Noncontrolling interests—operating partnership, as presented on AVIV’s consolidated balance sheets, represent OP units held by individuals and entities other than AVIV.

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Noncontrolling interests—operating partnership, which can be settled by issuance of unregistered shares, are reported in the equity section of the consolidated balance sheets of AVIV. They are adjusted for income, losses and distributions allocated to OP units not held by AVIV. Adjustments to noncontrolling interests – operating partnership are recorded to reflect increases or decreases in the ownership of the Partnership by holders of OP units as a result of the redemptions of OP units for cash or in exchange for shares of AVIV’s common stock.

Prior to the IPO, the capital structure of our operating partnership consisted of six classes of partnership units, each of which had different capital accounts and each of which was entitled to different distributions. In connection with the IPO, each class of units of the Partnership was converted into an aggregate of 11,938,420 OP units held by limited partners of the Partnership. As of December 31, 2014, there were 10,272,374 of OP units outstanding.

Earnings Per Share of the REIT

Basic earnings per share is calculated by dividing the net income allocable to common shares for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income for the period by the weighted average number of common and dilutive securities outstanding during the period.

Earnings Per Unit of the Partnership

Basic earnings per unit is calculated by dividing the net income allocable to units for the period by the weighted average number of OP units outstanding during the period. Diluted earnings per unit is calculated by dividing the net income allocable to OP units for the period by the weighted average number of units and dilutive securities outstanding during the period.

Risks and Uncertainties

The Company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and continuing regulation by federal, state, and local governments. Additionally, the Company is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services.

Discontinued Operations

In accordance with ASC 205-20, Presentation of Financial Statements-Discontinued Operations (ASC 205-20), the results of operations related to the actual or planned disposition of rental properties are reflected in the consolidated statements of operations and comprehensive income as discontinued operations for all periods presented prior to the Company’s adoption of ASU No. 2014-08 on January 1, 2014.

Recent Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU No. 2014-08). ASU No. 2014-08 changes the definition of a discontinued operation to include only those disposals of components of an entity that represent a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. ASU No. 2014-08 is effective prospectively for fiscal years beginning after December 15, 2014 and is available for early adoption as of January 1, 2014. The Company adopted the provisions of ASU No. 2014-08 as of January 1, 2014 and incorporated the provisions of this update to its consolidated financial statements upon adoption. The adoption of ASU No. 2014-08 did not have a material impact on the Company’s financial condition or results of operations.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which creates a new topic, Accounting Standards Codification Topic 606 (Topic 606). The standard is principle-based and provides a five-step model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This standard is effective for interim or annual periods beginning after December 15, 2016 and allows for either full retrospective or modified retrospective adoption. Early adoption of this standard is not allowed. The Company is currently evaluating the impact the adoption of Topic 606 will have on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern. This update provide guidance about management’s responsibilities to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. An entity’s management, in connection with the preparation of financial statements, to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s evaluation should be based on relevant conditions and events that are known or reasonably knowable at the date the financial statements are issued. When management identifies conditions or events that raise

F-22

substantial doubt about an entity’s ability to continue as a going concern, the entity should disclose information that enables users of the financial statements to understand all of the following: (1) principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans); (2) management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; and (3) management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern or management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. ASU No. 2014-15 is effective for interim and annual reporting periods after December 15, 2016 and early application is permitted. The Company is currently assessing this guidance for future implementation.

3. Omega Merger

On October 31, 2014, AVIV announced that our Board of Directors had unanimously approved a definitive merger agreement with Omega Healthcare Investors, Inc. (NYSE: OHI) (Omega) pursuant to which Omega will acquire all of the outstanding shares of AVIV in a stock-for-stock merger. Under the terms of the agreement, AVIV shareholders will receive a fixed exchange ratio of 0.90 Omega shares for each share of AVIV common stock they own.

Completion of the transaction is subject to satisfaction of customary closing conditions, including the approval of stockholders of both companies. The transaction is currently expected to close in the first half of 2015.

On February 2, 2015, AVIV announced that it has set the date of its special meeting of stockholders to consider and vote on, among other things, a proposal to approve its previously announced merger with Omega. The special meeting will be held on Friday, March 27, 2015. AVIV stockholders of record as of the close of business on February 12, 2015 will be entitled to receive notice of and to participate at the special meeting.

Additional information about the proposed merger transaction and the special meeting of stockholders to consider and vote on, among other things, a proposal to approve the proposed merger transaction, is included in the preliminary joint proxy statement/prospectus filed by Omega with the Securities and Exchange Commission (the SEC) on January 5, 2015, as amended on February 17, 2015 and the definitive joint proxy statement/prospectus which was mailed to stockholders of record after the related registration statement was declared effective by the SEC.

4. Real Estate Assets

The Company had the following acquisitions during the years ended December 31, 2014, 2013 and 2012 as described below:

2014 Acquisitions

Month Acquired	Property Type	Location	Purchase Price (in thousands)
January	SNF/ALF/ILF	MN	$40,000
January	SNF	TX	15,920
March	SNF	IA	13,500
March	SNF	KY	35,000
April	SNF	FL	6,000
April	SNF	TX	53,700
May	SNF	TX	3,600
May	SNF	CA	13,350
June	SNF	KY	6,000
July	SNF	MO	16,200
July	SNF	MA	32,000
July	SNF/ALF	MA	50,000
September	SNF/ALF	WA/ID	83,600
October	SNF	KY	4,600
October	SNF	TX	28,500
December	SNF/ALF/ILF/MOB	OH/MI/NC/IN/VA	305,000
			706,970
February	Land Held for Development	TX	2,110
July	Land Held for Development	MA	12,288
October	Land Held for Development	OH	1,250
December	Land Held for Development	OH	750
			$723,368

F-23

2013 Acquisitions

Month Acquired	Property Type	Location	Purchase Price (in thousands)
April	Traumatic Brain Injury	CA	$779
April	Traumatic Brain Injury	CA	697
April	SNF	TX	2,400
April	Medical Office Building	IN	1,200
May	SNF	OH	14,350
June	SNF	OK	6,200
August	SNF	KY	9,000
September	SNF	TX	3,450
October	ALF	FL	13,000
October	SNF	OH/IN	35,900
November	SNF	OH	41,000
November	SNF	AR	1,162
December	Hospital	IN	9,300
December	SNF/ALF/Long-Term Acute Care	OH	35,600
December	SNF	TX	13,000
December	SNF	IL	7,000
December	SNF	TX	3,350
			197,388
May	Land Parcel in Development	CT	2,400
			$199,788

2012 Acquisitions

Month Acquired	Property Type	Location	Purchase Price (in thousands)
January	Land Parcel	OH	$275
March	SNF	NV	4,800
March	SNF	OH	2,500
March	SNF/ALF	IA/NE	16,200
April	SNF	TX	72,700
April	ALF	FL	4,936
May	Land Parcel	TX	60
May	ALF	WI	2,500
June	ALF	CT	16,000
July	LTAC	IN	8,400
August	SNF	ID	6,000
September	Traumatic Brain Injury	CA	1,162
September	SNF	KY	9,925
October	SNF	WI	7,600
November	SNF	TX	5,000
November	ALF	FL	14,100
December	Traumatic Brain Injury	CA	975
December	SNF	OH	7,600
December	SNF/ALF	OK	3,500
			184,233
December	Land Parcel in Development	TX	93
			$184,326

F-24

On July 10, 2014, the Company acquired three properties and two land parcels in Massachusetts for a purchase price of $94.3 million. Sidney and Evelyn Insoft, the parents of Steven Insoft, the Company’s President and Chief Operating Officer, jointly hold a 50% equity interest in the sellers of the properties, representing a gross economic interest in the sale of approximately $47.1 million. The Company believes that the terms of the acquisition were fair and reasonable and reflect terms that the Company would expect to obtain in an arm’s length transaction for comparable properties.

The following table illustrates the effect on total revenues and net income as if the Company had consummated the acquisitions as of January 1, 2013 (in thousands, unaudited):

	For the Year Ended December 31,
	2014	2013
Total revenues	$231,166	$212,541
Net income	77,881	68,362

For the year ended December 31, 2014, revenues attributable to the acquired assets were approximately $24.4 million and net income attributable to the acquired assets was approximately $12.6 million recognized in the consolidated statements of operations and comprehensive income.

Transaction-related costs are not expected to have a continuing significant impact on our financial results and therefore have been excluded from these pro forma results. Related to the above business combinations, the Company incurred $4.8 million and $1.2 million of transaction costs for the year ended December 31, 2014 and 2013, respectively.

In accordance with ASC 805, the Company allocated the approximate net purchase price paid for these properties acquired as follows:

	2014	2013	2012
	(in thousands)
Land	$50,231	$21,066	$20,831
Buildings and improvements	614,193	163,634	148,307
Furniture, fixtures and equipment	42,039	12,688	15,188
Construction in progress and land held for development	16,398	2,400	—
Above market leases	122	—	—
Lease intangibles	385	—	—
Mortgages and other notes payable assumed	—	—	(11,460)
Borrowings and available cash	$723,368	$199,788	$172,866

For the business combinations in 2014, 2013 and 2012, other than the acquisition in December 2014 for a purchase price of $305.0 million, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to any intangible assets or intangible liabilities, as these amounts are either immaterial or do not exist.

The Company considers renewals on above- or below-market leases when ascribing value to the in-place lease intangible liabilities at the date of a property acquisition. In those instances where the renewal lease rate pursuant to the terms of the lease does not adjust to a current market rent, the Company evaluates whether the stated renewal rate is above or below current market rates and considers the past and current operations of the property, the current rent coverage ratio of the operator, and the number of years until potential renewal option exercise. If renewal is considered probable based on these factors, an additional lease intangible liability is recorded at acquisition and amortized over the renewal period.

Dispositions

For the year ended December 31, 2014, the Company disposed of eight properties for a total sales price of $2.4 million, and the Company recognized a net loss on sale of approximately $2.5 million. The total sales price and net gain are net of transaction costs incurred in relation to the closings at the time of disposition.

F-25

For the year ended December 31, 2013, the Company disposed of six properties, one vacant land parcel and certain other assets for a total sales price of $16.3 million, and the Company recognized a net gain on sale of approximately $1.0 million. The total sales price and net gain are net of transaction costs incurred in relation to the closings at the time of disposition.

For the year ended December 31, 2012, the Company disposed of seven properties and one vacant land parcel for a total sales price of $36.2 million and the Company recognized a net gain on sale of approximately $4.4 million (included in discontinued operations). The total sales price and net gain are net of transaction costs incurred in relation to the closings at the time of disposition.

The following summarizes the Company’s construction in progress and land held for development at December 31 (in thousands):

	2014	2013	2012
Beginning Balance, January 1	$23,292	$4,576	$28,293
Additions	41,555	20,467	25,428
Sold	—	—	(8,038)
Placed in service	(41,697)	(1,751)	(41,107)
	$23,150	$23,292	$4,576

During 2014, 2013 and 2012 the Company capitalized expenditures for improvements related to various construction and reinvestment projects. In 2014, the Company placed into service eight completed investment projects at eight properties located in California, Connecticut, Pennsylvania, Texas and Indiana. In 2013, the Company placed into service one completed investment project at one property located in California. In 2012, the Company placed into service three additions and two remodels to three properties located in Washington and two development properties located in Connecticut. In accordance with ASC 835 Capitalization of Interest (ASC 835), the Company capitalizes interest based on the average cash balance of construction in progress for the period using the weighted-average interest rate on all outstanding debt, which approximated 5.1% for the year ended December 31, 2014. The balance of capitalized interest within construction in progress at December 31, 2014, 2013 and 2012 was $16,000, $0.8 million, and $0.1 million, respectively. The amount capitalized during the year ended December 31, 2014, 2013 and 2012, relative to interest incurred was $0.7 million, $0.8 million, and $1.1 million, respectively.

5. Loan Receivables

The following summarizes the Company’s loan receivables, net activity during the years ended December 31, 2014 and 2013 (in thousands):

	2014				2013
	Mortgage Loans	Capital Improvement Loans	Working Capital Loans	Total Loans	Mortgage Loans	Capital Improvement Loans	Working Capital Loans	Total Loans
Beginning balance	$28,316	$4,580	$8,790	$41,686	$16,690	$6,250	$9,699	$32,639
New loans issued	—	—	11,893	11,893	9,520	—	1,069	10,589
Existing loans funded	5,908	—	6,575	12,483	3,234	(83)	—	3,151
Reserve for uncollectible loans	—	—	(3,406)	(3,406)	—	—	—	—
Loan write offs	—	—	—	—	—	—	(11)	(11)
Loan amortization and repayments	(9,846)	(1,282)	(8,831)	(19,959)	(1,128)	(1,587)	(1,967)	(4,682)
	$24,378	$3,298	$15,021	$42,697	$28,316	$4,580	$8,790	$41,686

F-26

Interest income on loans and financing leases for the years ended December 31, 2014, 2013 and 2012 (in thousands):

	2014	2013	2012
Mortgage loans	$1,816	$1,692	$1,104
Capital improvement loans	465	691	1,386
Working capital loans	730	561	704
Direct financing lease	1,472	1,456	1,439
	$4,483	$4,400	$4,633

The Company’s reserve on a loan-by-loan basis for uncollectible loan receivables balances at December 31, 2014 and 2013 was approximately $3.4 million and $0 million, respectively and any movement in the reserve is reflected in reserve for uncollectible loan and other receivables in the consolidated statements of operations and comprehensive income. The gross balance of loan receivables for which a reserve on a loan-by-loan basis for uncollectible loan receivables has been applied was approximately $3.4 million and $0 million, at December 31, 2014 and 2013, respectively.

During 2014 and 2013, the Company funded loans for both working capital and capital improvement purposes to various operators. All loans held by the Company accrue interest and are recorded as interest income unless the loan is deemed impaired in accordance with Company policy. The payments received from the operator cover both interest accrued as well as amortization of the principal balance due. Any payments received from the operator made outside of the normal loan amortization schedule are considered principal prepayments and reduce the outstanding loan receivables balance.

6. Deferred Finance Costs

The following summarizes the Company’s deferred finance costs at December 31, 2014 and 2013 (in thousands):

	2014	2013
Gross amount	$27,902	$21,881
Accumulated amortization	(8,878)	(5,238)
Net	$19,024	$16,643

The estimated annual amortization of the deferred finance costs for each of the five succeeding years is as follows (in thousands):

2015	$4,412
2016	4,412
2017	4,412
2018	3,281
2019	1,301
Thereafter	1,206
Total	$19,024

During the year ended December 31, 2014, the Company wrote-off deferred financing costs of approximately $0.8 million with approximately $0.3 million of accumulated amortization associated with the pay downs of previous credit facilities for a net recognition as loss on extinguishment of debt of approximately $0.5 million.

During the year ended December 31, 2013, the Company wrote-off deferred financing costs of approximately $9.7 million with approximately $4.6 million of accumulated amortization associated with the pay downs of previous credit facilities for a net recognition as loss on extinguishment of debt of approximately $5.1 million.

F-27

7. Intangible Assets and Liabilities

The following summarizes the Company’s intangible assets and liabilities classified as part of other assets or other liabilities at December 31, 2014 and 2013, respectively (in thousands):

	Assets
	2014			2013
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Above market leases	$5,634	$(2,926)	$2,708	$6,437	$(3,452)	$2,985
In-place lease assets	1,037	(208)	829	652	(130)	522
Operator relationship	212	(51)	161	212	(34)	178
	$6,883	$(3,185)	$3,698	$7,301	$(3,616)	$3,685

	Liabilities
	2014			2013
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Below market leases	$12,933	$(6,435)	$6,498	$17,623	$(10,059)	$7,564

Amortization expense for in-place lease assets and operator relationship was $0.1 million, $0.1 million, and $0.1 million for the years ended December 31, 2014, 2013, and 2012 and is included as a component of depreciation and amortization in the consolidated statements of operations and comprehensive income. Amortization expense for the above market leases intangible asset for the years ended December 31, 2014, 2013, and 2012 was approximately $0.4 million, $0.5 million, $0.6 million, respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income. Accretion for the below market leases intangible liability for the years ended December 31, 2014, 2013, and 2012 was approximately $1.1 million, $1.9 million, $2.0 million, respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income.

For the year ended December 31, 2014, the Company wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.9 million, and below market leases intangible liabilities of approximately $4.7 million with accumulated accretion of approximately $4.7 million, for a net recognition of $0 in rental income from intangible amortization. These write-offs were the result of fully amortized assets and fully accreted liabilities.

For the year ended December 31, 2013, the Company wrote-off above market leases intangible assets of approximately $0.2 million with accumulated amortization of approximately $0.2 million, and below market leases intangible liabilities of approximately $8.0 million with accumulated accretion of approximately $8.0 million, for a net recognition of $0 in rental income from intangible amortization. These write-offs were the result of fully amortized assets and fully accreted liabilities.

For the year ended December 31, 2012, the Company wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.7 million, and below market leases intangible liabilities of approximately $0.8 million with accumulated accretion of approximately $0.7 million, for a net recognition of approximately $19,000 gain in rental income from intangible amortization, respectively.

The estimated annual amortization expense of the identified intangibles for each of the five succeeding years and thereafter is as follows:

Year ending December 31,	Assets	Liabilities
2015	$695	$891
2016	407	868
2017	341	726
2018	341	721
2019	341	721
Thereafter	1,573	2,571
	$3,698	$6,498

F-28

8. Leases

As of December 31, 2014, the Company’s portfolio of investments consisted of 346 healthcare facilities, located in 30 states and operated by 37 third party operators. At December 31, 2014, approximately 53.8% (measured as a percentage of total assets) were leased by five private operators: Laurel (15.6%), Maplewood (11.5%), Saber (9.3%), EmpRes (9.1%), and Fundamental (8.3%). No other operator represents more than 7.7% of our total assets. The five states in which the Company had its highest concentration of total assets were Ohio (15.5%), Texas (15.2%), California (8.8%), Michigan (6.3%), and Connecticut (5.8%), at December 31, 2014.

For the year ended December 31, 2014, the Company’s rental income from operations totaled approximately $177.9 million, of which approximately $22.7 million was from Daybreak Healthcare (12.8%), $21.8 million from Saber Health Group (12.3%), and $14.9 million from EmpRes (8.4%). No other operator generated more than 8.0% of the Company’s rental income from operations for the year ended December 31, 2014.

The Company’s real estate investments are leased under noncancelable triple-net operating leases. Under the provisions of the leases, the Company receives fixed minimum monthly rentals, generally with annual increases, and the operators are responsible for the payment of all operating expenses, including repairs and maintenance, insurance, and real estate taxes of the property throughout the term of the leases.

At December 31, 2014, future minimum annual rentals to be received under the noncancelable lease terms are as follows (in thousands):

2015	$220,134
2016	222,386
2017	222,473
2018	215,592
2019	204,341
Thereafter	976,513
$2,061,439

9. Debt

The Company’s secured loans, unsecured notes payable and line of credit consisted of the following (in thousands):

	December 31, 2014	December 31, 2013
HUD loan (interest rate of 5.00% on December 31, 2014 and 2013), inclusive of a $2.3 and $2.4 million premium balance at December 31, 2014 and 2013, respectively)	$13,418	$13,654
2019 Notes (interest rate of 7.75% on December 31, 2014 and 2013), inclusive of $2.3 and $2.8 million net premium balance, respectively	402,292	402,752
2021 Notes (interest rate of 6.00% on December 31, 2014 and 2013)	250,000	250,000
Credit Facility (interest rate of 1.96% on December 31, 2014)	355,000	—
Revolving Credit Facility (interest rate of 2.52% on December 31, 2013)	—	20,000
Term Loan (interest rate of 4.00% on December 31, 2014)	180,000	—
Total	$1,200,710	$686,406

F-29

In conjunction with the IPO on March 26, 2013, the Company under Aviv Financing I repaid the outstanding balance of a term loan and an acquisition credit line and under Aviv Financing V repaid the outstanding balance of a 2016 revolver in the amounts of $191.2 million, $18.9 million, and $94.4 million, respectively. The Company paid $2.2 million in prepayment penalties which is included in loss on extinguishment of debt on the consolidated statements of operations and comprehensive income for the year ended December 31, 2013.

2019 Notes

On February 4, 2011, April 5, 2011, and March 28, 2012 Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers) issued $200 million, $100 million and $100 million of 7 3/4% Senior Notes due in 2019 (the 2019 Notes), respectively. The REIT is a guarantor of the Issuers’ 2019 Notes. The 2019 Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019, and bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2011. A premium of approximately $2.75 million and $1.0 million was associated with the offering of the $100 million of 2019 Notes on April 5, 2011 and the $100 million of 2019 Notes on March 28, 2012, respectively. The premium will be amortized as an adjustment to the yield on the 2019 Notes over their term. The Company used the proceeds, amongst other things, to pay down the outstanding balance of previous credit facilities during 2012.

2021 Notes

On October 16, 2013, the Issuers issued $250 million of 6% Senior Notes due in 2021 (2021 Notes). The REIT is a guarantor of the Issuers’ 2021 Notes. The 2021 Notes are unsecured senior obligations of the Issuers and will mature on October 16, 2021, and bear interest at a rate of 6.00% per annum, payable semiannually to holders of record at the close of business on the April 1 or the October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing April 15, 2014. The Company used the net proceeds, amongst other things, to pay down approximately $135.0 million of the outstanding indebtedness under the Revolving Credit Facility during 2013.

Credit Facility

On March 26, 2013, the Company, through Aviv Financing IV, entered into a $300 million secured revolving credit facility and $100 million term loan with Bank of America, N.A. (collectively, the Revolving Credit Facility). On April 16, 2013, the Company converted the entire $100 million term loan into a secured revolving credit facility, thereby terminating the term loan and any availability thereunder and increasing the amount available under the secured revolving credit facility from $300 million to $400 million. On each payment date, the Company paid interest only in arrears on any outstanding principal balance. The interest rate was based on LIBOR plus a margin of 235 basis points to 300 basis points depending on the Company’s leverage ratio. Additionally, an unused fee equal to 50 basis points per annum of the daily unused balance on the Revolving Credit Facility was payable quarterly in arrears.

On May 14, 2014, the Company terminated the Revolving Credit Facility and, through the Partnership, entered into a new $600 million unsecured revolving credit facility (the Credit Facility). The Credit Facility has an interest rate that ranges from 170 to 225 basis points over LIBOR depending on the Company’s consolidated leverage and a maturity date of May 14, 2018. The Credit Facility can be extended for an additional year at the Company’s option, subject to the satisfaction of certain conditions, and contains an accordion feature increasing the borrowing capacity to $800 million. As of December 31, 2014, the Credit Facility had a balance of $355.0 million.

Term Loan

On December 17, 2014, the Company, through Aviv Financing VI, entered into a $180 million secured term loan (Term Loan) with General Electric Capital Corporation. On each payment date, the Company pays interest only in arrears on any outstanding principal balance until February 1, 2017 when principal and interest will be paid in arrears based on a thirty year amortization schedule. The interest rate is based on LIBOR, with a floor of 50 basis points, plus a margin of 350 basis points. The interest rate at December 31, 2014 was 4.00%. The initial term expires in December 2019 with the full balance of the loan due at that time.

Other Loans

On June 15, 2012, a subsidiary of Aviv Financing III assumed a HUD loan with a balance of approximately $11.5 million. Interest is at a fixed rate of 5.00%. The loan originated in November 2009 with a maturity date of October 1, 2044, and is based on a 35-year amortization schedule. The Company is obligated to pay the remaining principal and interest payments of the loan. A premium of $2.5 million was associated with the assumption of debt and will be amortized as an adjustment to interest expense on the HUD loan over its term.

F-30

Future annual maturities of all debt obligations for five fiscal years subsequent to December 31, 2014 and thereafter, are as follows (in thousands):

2015	$165
2016	174
2017	2,204
2018	357,527
2019	575,846
Thereafter	260,165
1,196,081
Debt premiums	4,629
$1,200,710

10. Related Party Receivables and Payables

Related party receivables and payables represent amounts due from/to various affiliates of the Company. An officer of the Company funded approximately $2.0 million at December 31, 2012 in connection with the distribution settlement (see Footnote 12). There are no related party receivables or payables as of December 31, 2014 and 2013.

11. Derivatives

During the periods presented, the Company was party to two interest rate swaps, with identical terms of $100.0 million each, which were purchased to fix the variable interest rate on the denoted notional amount under the Term Loan. On March 26, 2013, in connection with the pay down of the Term Loan, the Company settled all interest rate swaps at a fair value of $3.6 million and such amount previously recorded in accumulated other comprehensive income (loss) was recorded within loss on extinguishment of debt in the consolidated statements of operations and comprehensive income. The interest rate swaps qualified for hedge accounting and as such the amounts previously recorded in accumulated other comprehensive income in the consolidated statement of changes in equity were reversed. For presentational purposes they are shown as one derivative due to the identical nature of their economic terms.

The derivative positions were valued using models developed by the respective counterparty that used as their basis readily observable market parameters (such as forward yield curves) and were classified within Level 2 of the valuation hierarchy. The Company considered its own credit risk as well as the credit risk of its counterparties when evaluating the fair value of its derivatives. As of December 31, 2014 and 2013, there are no derivative instruments outstanding.

12. Commitments and Contingencies

The Company has contractual arrangements with three operators in six of its facilities to reimburse any liabilities, obligations or claims of any kind or nature resulting from the actions of the former operators in such facilities. The Company is obligated to reimburse the fees to the operator if and when the operator incurs such expenses associated with certain Indemnified Events, as defined therein. The total possible obligation for these fees is estimated to be $2.7 million, of which approximately $2.2 million has been paid to date. The remaining $0.5 million is accrued as of December 31, 2014 as a component of other liabilities in the consolidated balance sheets.

The Company has purchase options with one of its tenants that are not exercisable by the tenant until January 1, 2017 for five properties, January 1, 2019 for four properties, and January 1, 2022 for five properties. If the 2017 option is not exercised, the tenant loses the right to exercise the 2019 option and the 2022 option. If the 2017 option is exercised, but the 2019 option is not exercised, the tenant loses the right to exercise the 2022 option. The purchase options call for the purchase price, as defined, to be determined at a future date. In addition, the Company has purchase options with four tenants on five properties that are exercisable by the applicable tenant at various times during the terms of the respective leases. Two of these options are exercisable at a predetermined purchase price and the remaining three call for a purchase price to be determined at a future date.

As of the date of this filing, four putative class actions have been filed by purported stockholders of AVIV against AVIV, its directors, Omega and Omega’s merger sub challenging the merger of AVIV and Omega in the Circuit Court of Maryland, Baltimore County. The class actions were filed on November 10, 2014, November 17, 2014, November 24, 2014, and December 2, 2014. Each plaintiff filed an amended complaint on January 22, 2015. The lawsuits seek injunctive relief preventing the parties from consummating the merger, rescission of the transactions contemplated by the merger agreement, imposition of a constructive trust in favor of the class upon any benefits improperly received by the defendants, compensatory damages, and litigation costs including attorneys’ fees. The four lawsuits were consolidated on January 28, 2015 under the title In Re Aviv REIT Inc. Stockholder Litigation, Case No. 24-C-14-006352.

F-31

In addition, AVIV’s Board of Directors has received a stockholder litigation demand letter dated November 17, 2014, from a law firm representing Gary Danley, who is the named plaintiff in the putative class action filed on November 24, 2014 in Circuit Court of Maryland, Baltimore County. The letter alleges that the directors of AVIV violated fiduciary duties to AVIV, and demands that the AVIV Board of Directors take action to ensure that the consideration provided in the merger is fair to AVIV and its stockholders and otherwise seek appropriate remedies for AVIV.

The Company’s management believes that these actions have no merit and intends to defend vigorously against them.

The Company is involved in various unresolved legal actions and proceedings, which arise in the normal course of our business. Although the outcome of a particular proceeding can never be predicted, we do not believe that the result of any of these other matters will have a material adverse effect on our business, operating results, liquidity or financial position.

13. Noncontrolling Interests – Operating Partnership / Partnership Units

Noncontrolling interests – operating partnership, as presented on AVIV’s consolidated balance sheets, represent the OP units held by individuals and entities other than AVIV. Accordingly, the following discussion related to noncontrolling interests – operating partnership of the REIT refers equally to OP units of the Partnership.

Holders of OP units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of AVIV’s common stock, if and when AVIV’s Board of Directors declares such a dividend. Holders of OP units have the right to tender their units for redemption, in an amount equal to the fair market value of AVIV’s common stock. AVIV may elect to redeem tendered OP units for cash or for shares of AVIV’s common stock. During the year ended December 31, 2014, OP unitholders redeemed a total of 1,343,908 OP units in exchange for an equal number of shares of common stock of AVIV.

14. Stockholders’ Equity of the REIT and Partners’ Capital of the Partnership

Distributions accrued are summarized as follows for the years ended December 31 (in thousands):

	Class A	Class B	Class C	Class D	Class F	Limited Partner OP Units	REIT Shares
2014	$—	$—	$—	$—	$—	$16,072	$65,089
2013	$2,797	$97	$146	$—	$554	$13,064	$60,276
2012	$9,002	$1,879	$2,541	$—	$2,215	$—	$27,955

In connection with the IPO, Class A through F Units were converted into OP units and are no longer outstanding as of December 31, 2014. The weighted-average Units outstanding are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class F	Limited Partner OP Units	REIT Shares
2014	—	—	—	—	—	11,328,049	44,629,901
2013	3,136,203	1,053,335	—	1,875	625,251	9,091,974	33,700,834
2012	13,467,223	4,523,145	2	8,050	2,684,900	—	20,006,538

In connection with the IPO each class of limited partnership units of the Partnership were converted into an aggregate of 21,653,813 OP units held by the REIT and 11,938,420 OP units held by limited partners of the Partnership. As a result, the Partnership has a single class of OP units as of March 26, 2013. As noted above, the OP units held by limited partners of the Partnership are redeemable for cash or, at the REIT’s election, unregistered shares of the REIT’s common stock on a one-for-one basis.

During the years ended December 31, 2014, 2013 and 2012:

•	AVIV issued an aggregate of 16,618, 70,500, and 0 shares of common stock in connection with the Company’s annual grant of unrestricted and restricted stock to its Board of Directors, respectively;

•	AVIV reserved for issuance an aggregate of 164,973, 226,585, and 0 shares of common stock in connection with the Company’s annual grant of restricted stock to employees, the hiring of new employees and grants and retainers for its Board of Directors, respectively. During the year ended December 31, 2014, 143,388 shares reserved for restricted stock

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were vested. This includes a vesting of 200% of the performance based awards and 9,947 dividend equivalents earned on these awards along with 26,724 (including dividend equivalents earned on the awards) shares reserved for restricted stock were forfeited;

•	AVIV issued 15,180,000 shares in connection with the IPO on March 26, 2013 that resulted in proceeds to the Company, net of underwriting discounts, commissions, advisory fees and other offering costs of $282.3 million;

•	AVIV also issued 9,200,000 shares in connection with a public offering on April 10, 2014 that resulted in proceeds to the Company, net of underwriting discounts, commissions, advisory fees and other offering costs of $211.3 million;

•	OP unitholders redeemed a total of 1,343,908, 322,137, and 0 OP units in exchange for an equal number of shares of AVIV’s common stock, respectively; and.

•	AVIV issued 174,467, 0 and 0 shares of common stock in connection with an option exercise, respectively.

For the year ended December 31, 2014, AVIV declared and paid the following cash dividends totaling $1.44 per share on its common stock, of which the Partnership paid equivalent distributions on OP units:

Record Date___	Payment Date	Cash Dividend	Ordinary Taxable Dividend (unaudited)	Nontaxable Return of Capital Distributions (unaudited)
3/28/2014	4/11/2014	$0.36	$0.235	$0.125
6/27/2014	7/11/2014	0.36	0.235	0.125
9/26/2014	10/10/2014	0.36	0.235	0.125
12/12/2014	12/19/2014	0.36	0.235	0.125
		$1.44	$0.94	$0.50

15. Equity Compensation Plan

Prior to September 2010, the Partnership had established an officer incentive program linked to its future value. Awards vest annually over a five-year period assuming continuing employment by the recipient. The awards settled on December 31, 2012 in Class C Units or, at the Company’s discretion, cash. For accounting purposes, expense recognition under the program commenced in 2008, and the related expense for the years ended December 31, 2014, 2013 and 2012 was $0, $0 and $0.4 million, respectively.

Class D units were periodically granted to employees of Aviv Asset Management (AAM), a subsidiary of the Operating Partnership. Part of the Class D Units are defined as performance-based awards under ASC 718 and require employment of the recipient on the date of sale, disposition, or refinancing (Liquidity Event). If the employee is no longer employed on such date, the award is forfeited. The remainder of the Class D Units were time-based awards under ASC 718 and such fair value determined on the grant date was recognized over the vesting period. On March 26, 2013, the performance component Class D Units were converted to OP units in connection with the IPO, and $0.9 million of expense was recognized.

Restricted Stock Grants

On March 26, 2013 the Company adopted the Aviv REIT, Inc. 2013 Long-Term Incentive Plan (the LTIP). The purpose of the LTIP is to attract and retain qualified persons upon who, in large measure, the Company’s sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to align the participants’ interests with those of other stockholders by providing them with a proprietary interest in the Company’s growth and performance. The Company’s executive officers, employees, consultants and non-employee directors are eligible to participate in the LTIP. Under the plan, 2,000,000 shares of the Company’s common stock are available for issuance. The shares can be issued as restricted stock awards (RSAs) or as restricted stock units (RSUs).

Some of these RSUs are subject to time vesting and some are subject to performance vesting. The time-based equity RSUs vest over a period of three years, subject to the employee’s continued employment with the Company. The performance-based RSUs vest on the basis of Total Shareholder Return (TSR) on the Company’s stock compared to the TSR of its peer companies, as defined. The performance based RSUs are based on the companies comprising the NAREIT Equity Index and the companies comprising the Bloomberg Healthcare REIT Index for the performance periods, as defined. The RSUs carry dividend equivalent rights and are subject to the same vesting terms as the underlying RSUs.

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During 2014, the Company issued 16,618 common shares all of which were issued, vested, and are unrestricted. Additionally, the Company granted 164,973 RSUs. In addition, 143,388 shares vested and 26,724 were subsequently forfeited prior to the year ended December 31, 2014. The restricted shares that vested satisfied the performance metric stated and were vested at 200% of the targeted award granted in 2013. Both vested restricted stock and forfeited restricted stock included dividend equivalents earned on these awards.

During 2013, the Company issued 70,500 RSAs, of which 23,250 shares were issued, vested, and are unrestricted and 47,250 shares were issued and are subject to a vesting period. Additionally, the Company issued 226,585 RSUs, of which 17,470 were subsequently forfeited prior to the year ended December 31, 2013. Some of these RSUs are subject to time vesting and some are subject to performance vesting.

For the years ended December 31, 2014 and 2013, the Company recognized total non-cash stock-based compensation expense related to the LTIP of $4.9 million and $1.9 million, respectively.

Restricted stock awards vest over specified periods of time as long as the employee remains with the Company. The following table sets forth the number of unvested shares of restricted stock and the weighted average fair value of these shares at the date of grant:

	2014		2013
	Shares of Restricted Stock	Weighted Average Fair Value at Date of Grant (2)	Shares of Restricted Stock	Weighted Average Fair Value at Date of Grant (2)
Unvested balance at January 1	256,092	$29.93	—	$—
Granted	221,583	$28.00	273,923	$30.47
Vested (1)	(143,388)	$35.67	—	$—
Forfeited	(26,724)	$30.53	(17,831)	$39.14
Unvested balance at December 31	307,563	$25.73	256,092	$29.93

(1)	Includes 47,068 shares which were used to settle minimum employee withholding tax obligations for multiple employees of approximately $1.5 million in 2014. A net of 96,320 shares of common stock were delivered in the year ended December 31, 2014.

(2)	The grant date fair value for the time-based awards was based on the market price of the Company’s common stock on the date of grant. The grant date fair value for the performance-based awards was based on a Monte Carlo simulation model.

As of December 31, 2014, total unearned compensation on restricted stock was $5.6 million, and the weighted average vesting period was 1.66 years.

Option Awards

On September 17, 2010, the Company adopted the 2010 Management Incentive Plan (the MIP), which provides for the grant of option awards. Two thirds of the options granted under the MIP were performance based awards whose criteria for vesting is tied to a future liquidity event (as defined) and also contingent upon meeting certain return thresholds (as defined). The grant date fair value associated with all performance-based award options of the Company aggregated to approximately $7.4 million at the time of the IPO. One third of the options granted under the MIP were time based awards and the service period for these options is four years with shares vesting at a rate of 25% ratably from the grant date.

In connection with the IPO, all options outstanding under the MIP, representing options to purchase 5,870,138 shares with a weighted average exercise price of $17.47 per share, became fully-vested. In addition, recipients were entitled to receive dividend equivalents on their options awarded under the MIP. Dividend equivalents were paid on time-based options on (i) the date of vesting, with respect to any portion of a time-based option that was unvested on the date the dividend equivalent was accrued, and (ii) the last day of the calendar quarter in which such dividends were paid to stockholders, with respect to any portion of a time-based option vested as of the date the dividend equivalent was accrued. Dividend equivalents accrued and unpaid prior to the consummation of the IPO in the approximate amount of $14.8 million were paid in shares of common stock, net of applicable withholding of approximately $6.8 million, in an amount based on the IPO price of common stock. No dividend equivalents will be paid for any MIP options with respect to periods after the date of the IPO by the Company.

In connection with the IPO, the holders of option awards under the MIP received a new class of units of LG Aviv L.P., the legal entity through which Lindsay Goldberg holds its interest in the REIT, equal to the number of options held by such persons immediately prior to the consummation of the IPO. Under the limited partnership agreement of LG Aviv L.P., the units are entitled to

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receive an aggregate distribution amount equal to 14.9% of the dividend distributions declared and received by LG Aviv L.P. after the consummation of the IPO in respect of its shares of common stock. The distribution amount will be paid by LG Aviv L.P. ratably to each holder of such units on the distribution date in the proportion that the total number of units held by such holder bears to the total outstanding units of the same class. Any unit payments will be paid, if at all, on the earlier of (i) the last day of the calendar quarter in which dividends were paid to the Company stockholders and (ii) three business days following the holder’s termination of employment with the Company. For the year ended December 31, 2014, $5.6 million was paid by LG Aviv L.P. to the holders of such units.

The following table represents the time and performance-based option awards activity for the years ended December 31, 2014, 2013 and 2012:

	2014	2013	2012
Outstanding at January 1	5,870,138	1,956,805	1,417,228
Granted	—	—	701,550
Awards vested at IPO	—	3,913,333	—
Exercised	(174,467)	—	—
Cancelled/Forfeited	—	—	(161,973)
Outstanding at December 31	5,695,671	5,870,138	1,956,805
Options exercisable at end of period	5,695,671	—	—
Weighted average fair value of options granted	$2.20	$2.20	$2.20

The following table represents the time and performance based option awards outstanding cumulatively life-to-date for the years ended December 31, 2014, 2013, and 2012 as well as other MIP data:

	2014	2013	2012
Range of exercise prices	$16.56 - $18.87	$16.56 - $18.87	$16.56 - $18.87
Outstanding	5,695,671	5,870,138	1,956,805
Remaining contractual life (years)	6.27	7.06	8.06
Weighted average exercise price	$17.44	$17.47	$17.42

The Company has used the Black-Scholes option pricing model to estimate the grant date fair value of the options. In connection with the IPO, all options outstanding under the MIP became fully-vested and the plan was retired. There were no options awarded in 2013 or 2014. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2012.

2012 Grants
Weighted average dividend yield	7.54%
Weighted average risk-free interest rate	1.31%
Weighted average expected life	7 years
Weighted average estimated volatility	38.24%
Weighted average exercise price	$18.78
Weighted average fair value of options granted (per option)	$2.88

The Company recorded non-cash compensation expenses of approximately $0, $9.0 million, and $1.3 million for the years ended December 31, 2014, 2013 and 2012, related to the time and performance based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income, respectively.

At December 31, 2014, the total compensation cost related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to $0.

Dividend equivalent rights associated with the Plan that became payable upon vesting amounted to $0, $15.4 million and $2.3 million for the years ended December 31, 2014, 2013, and 2012, respectively.

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16. Earnings Per Common Share of the REIT

The following table shows the amounts used in computing the basic and diluted earnings per common share (in thousands except for share and per share amounts).

	For the Year Ended December 31,
	2014	2013	2012
Numerator for earnings per share—basic:
Income from continuing operations	$44,874	$23,071	$4,007
Income from continuing operations allocable to noncontrolling interests	(9,082)	(6,010)	(1,611)
Income from continuing operations allocable to common stockholders, net of noncontrolling interests	35,792	17,061	2,396
Discontinued operations, net of noncontrolling interests	—	—	2,742
Numerator for earnings per share—basic	$35,792	$17,061	$5,138
Numerator for earnings per share—diluted:
Numerator for earnings per share—basic	$35,792	$17,061	$2,396
Income from continuing operations allocable to noncontrolling interests—OP Units	9,082	4,610	—
Subtotal	44,874	21,671	2,396
Discontinued operations, net of noncontrolling interests	—	—	2,742
Numerator for earnings per share—diluted	$44,874	$21,671	$5,138
Denominator for earnings per share—basic and diluted:
Denominator for earnings per share—basic	44,629,901	33,700,834	20,006,538
Effect of dilutive securities:
Noncontrolling interests—OP Units	11,328,049	9,091,974	—
Stock options	2,136,040	1,518,813	129,151
Restricted stock units	72,934	12,568	—
Denominator for earnings per share—diluted	58,166,924	44,324,189	20,135,689
Basic earnings per share
Income from continuing operations allocable to common stockholders	$0.80	$0.51	$0.12
Discontinued operations, net of noncontrolling interests	—	—	0.14
Net income allocable to common stockholders	$0.80	$0.51	$0.26
Diluted earnings per share
Income from continuing operations allocable to common stockholders	$0.77	$0.49	$0.12
Discontinued operations, net of noncontrolling interests	—	—	0.14
Net income allocable to common stockholders	$0.77	$0.49	$0.26

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17. Earnings Per Unit of the Partnership

The following table shows the amounts used in computing the basic and diluted earnings per unit (in thousands except for unit and per unit amounts).

	For the Year Ended December 31,
	2014	2013	2012
Numerator for earnings per unit—basic:
Income from continuing operations	$44,874	$23,071	$4,007
Income from continuing operations allocable to limited partners	—	(1,400)	(1,611)
Income from continuing operations allocable to units	44,874	21,671	2,396
Discontinued operations	—	—	2,742
Numerator for earnings per unit—basic:	$44,874	$21,671	$5,138
Numerator for earnings per unit—diluted:
Income from continuing operations allocable to units	$44,874	$21,671	$2,396
Discontinued operations	—	—	2,742
Numerator for earnings per unit—diluted	$44,874	$21,671	$5,138
Denominator for earnings per unit—basic and diluted:
Denominator for basic earnings per unit—basic	55,957,950	42,792,808	20,006,538
Effective dilutive securities:
Stock options	2,136,040	1,518,813	129,151
Restricted stock units	72,934	12,568	—
Denominator for earnings per unit—diluted	58,166,924	44,324,189	20,135,689
Basic earnings per unit:
Income from continuing operations allocable to units	$0.80	$0.51	$0.12
Discontinued operations	—	—	0.14
Net income allocable to units	$0.80	$0.51	$0.26
Diluted earnings per unit:
Income from continuing operations allocable to units	$0.77	$0.49	$0.12
Discontinued operations	—	—	0.14
Net income allocable to units	$0.77	$0.49	$0.26

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18. Discontinued Operations

Prior to the Company adopting ASU No. 2014-08, ASC 205-20, required that the operations and associated gains and/or losses from the sale or planned disposition of components of an entity, as defined, be reclassified and presented as discontinued operations in the Company’s consolidated financial statements for all periods presented. In April 2012, the Company sold three properties in Arkansas and one property in Massachusetts to unrelated third parties. All other sales were immaterial to the consolidated financial statements. Below is a summary of the components of the discontinued operations for the respective periods:

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Total revenues	$—	$—	$270
Expenses:
Interest expense incurred	—	—	(27)
Amortization of deferred financing costs	—	—	(2)
Depreciation and amortization	—	—	(34)
Gain on sale of assets, net	—	—	4,425
Loss on extinguishment of debt	—	—	(13)
Other expenses	—	—	(33)
Total gains (expenses)	—	—	4,316
Discontinued operations	—	—	4,586
Discontinued operations allocation to noncontrolling interests	—	—	1,844
Discontinued operations allocation to controlling interests	$—	$—	$2,742

19. Quarterly Results of Operations (Unaudited)

The following is a summary of the Company’s unaudited quarterly results of operations for the years ended December 31, 2014 and 2013 (in thousands) including the effects of discontinued operations. The sum of individual quarterly amounts may not agree to the annual amounts included in the consolidated statements of income due to rounding and weighted-average of noncontrolling interest allocation.

	Year Ended December 31, 2014
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Total revenues	$41,876	$43,190	$47,371	$51,605
Net income	$11,457	$8,460	$12,035	$12,922
Net income allocable to stockholders	$8,773	$6,761	$9,691	$10,524
Earnings per common share allocable to stockholders
Basic	$0.23	$0.15	$0.21	$0.22
Diluted	$0.22	$0.14	$0.20	$0.21

	Year Ended December 31, 2013
	1st Quarter(1)	2nd Quarter	3rd Quarter(2)	4th Quarter
Total revenues	$34,700	$35,033	$32,873	$38,461
Net income	$(11,440)	$13,405	$10,067	$11,039
Net income allocable to stockholders	$(7,477)	$10,147	$7,621	$6,770
Earnings per common share allocable to stockholders
Basic	$(0.33)	$0.27	$0.20	$0.22
Diluted	$(0.33)	$0.26	$0.20	$0.22

(1)	The results include $11.0 million loss on extinguishment of debt and $9.9 million of non-cash stock-based compensation as a result of the IPO in the first quarter.

(2)	The results include $2.9 million of straight-line rent receivable write-offs due to early termination of leases and replacement of operators in the third quarter.

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20. Subsequent Events

On January 30, 2015, the Company paid in full the HUD loan, as described in Footnote 9.

On February 1, 2015, the Company acquired one property in Washington for a purchase price of $4.3 million from an unrelated third party.

21. Condensed Consolidating Information

AVIV and certain of the Partnership’s direct and indirect wholly owned subsidiaries (the Subsidiary Guarantors) fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the Issuer’s 2019 Notes and 2021 Notes issued in February 2011, April 2011, March 2012 and October 2013. The 2019 Notes and 2021 Notes were issued by the Partnership and Aviv Healthcare Capital Corporation. Separate financial statements of the guarantors are not provided as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of the assets held by and the operations of the respective guarantor and non-guarantor subsidiaries. Other wholly owned subsidiaries (Non-Guarantor Subsidiaries) that were not included among the Subsidiary Guarantors were not obligated with respect to the 2019 Notes and 2021 Notes. The properties held by the Non-Guarantor Subsidiaries are subject to mortgages. The following summarizes the Partnership’s condensed consolidating information as of December 31, 2014, and 2013 and for the years ended December 31, 2014, 2013, and 2012.

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2014

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Net rental properties	$47	$1,559,950	$322,450	$—	$1,882,447
Cash and cash equivalents	6,678	2,132	1,226	—	10,036
Deferred financing costs, net	16,664	—	2,360	—	19,024
Other	23,823	77,394	7,706	—	108,923
Investment in and due from related parties, net	1,728,309	—	—	(1,728,309)	—
Total assets	$1,775,521	$1,639,476	$333,742	$(1,728,309)	$2,020,430
Liabilities and partners’ capital
Secured loan	$—	$—	$193,418	$—	$193,418
Unsecured notes payable	652,292	—	—	—	652,292
Line of credit	355,000	—	—	—	355,000
Accrued Interest Payable	15,080	—	46	—	15,126
Dividends	—	—	—	—	—
Accounts payable and accrued expenses	1,790	16,505	287	—	18,582
Tenant security and escrow deposits	55	25,839	365	—	26,259
Other liabilities	1,356	8,449	—	—	9,805
Total liabilities	1,025,573	50,793	194,116	—	1,270,482
Total partners’ capital	749,948	1,588,683	139,626	(1,728,309)	749,948
Total liabilities and partners’ capital	$1,775,521	$1,639,476	$333,742	$(1,728,309)	$2,020,430

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CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2013

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Net rental properties	$55	$1,148,057	$15,376	$—	$1,163,488
Cash and cash equivalents	50,709	(714)	769	—	50,764
Deferred financing costs, net	12,681	3,948	14	—	16,643
Other	25,260	71,372	2,906	—	99,538
Investment in and due from related parties, net	1,168,729	—	—	(1,168,729)	—
Total assets	$1,257,434	$1,222,663	$19,065	$(1,168,729)	$1,330,433
Liabilities and partners’ capital
Secured loan	$—	$—	$13,654	$—	$13,654
Unsecured notes payable	652,752	—	—	—	652,752
Line of credit	—	20,000	—	—	20,000
Accrued Interest Payable	14,750	487	47	—	15,284
Dividends	17,694	—	—	—	17,694
Accounts payable and accrued expenses	2,082	8,473		—	10,555
Tenant security and escrow deposits	765	20,572	249	—	21,586
Other liabilities	946	9,517	—	—	10,463
Total liabilities	688,989	59,049	13,950	—	761,988
Total partners’ capital	568,445	1,163,614	5,115	(1,168,729)	568,445
Total liabilities and partners’ capital	$1,257,434	$1,222,663	$19,065	$(1,168,729)	$1,330,433

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CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2014

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$175,286	$2,661	$—	$177,947
Interest on loans and financing lease	1,095	3,376	12	—	4,483
Interest and other income	483	1,127	2	—	1,612
Total revenues	1,578	179,789	2,675	—	184,042
Expenses
Interest Expense	47,655	1,167	858	—	49,680
Amortization of deferred financing costs	3,266	656	20	—	3,942
Depreciation and amortization	8	43,587	428	—	44,023
General and administrative	8,840	15,102	97	—	24,039
Transaction costs	1,919	4,055	2,627	—	8,601
Loss on impairment	—	2,341	—	—	2,341
Reserve for uncollectible loan receivables and other receivables	3,406	117	—	—	3,523
Loss on sale of assets, net	—	2,518	—	—	2,518
Loss on extinguishment of debt	—	501	—	—	501
Total expenses	65,094	70,044	4,030	—	139,168
Net (loss) income	(63,516)	109,745	(1,355)	—	44,874
Equity in income (loss) of subsidiaries	108,390	—	—	(108,390)	—
Net income (loss) allocable to units	$44,874	$109,745	$(1,355)	$(108,390)	$44,874

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CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2013

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$133,395	$3,118	$—	$136,513
Interest on loans and financing lease	1,104	3,296	—	—	4,400
Interest and other income	5	149	—	—	154
Total revenues	1,109	136,840	3,118	—	141,067
Expenses
Interest Expense	33,390	6,787	608	—	40,785
Amortization of deferred financing costs	1,592	1,867	—	—	3,459
Depreciation and amortization	6	32,607	613	—	33,226
General and administrative	15,662	11,138	86	—	26,886
Transaction costs	832	2,266	16	—	3,114
Loss on impairment	—	500	—	—	500
Reserve for uncollectible loan receivables and other receivables	(10)	89	(11)	—	68
Loss (gain)on sale of assets, net	—	375	(1,391)	—	(1,016)
Loss on extinguishment of debt	—	10,974	—	—	10,974
Other expenses	—	—	—	—	—
Total expenses	51,472	66,603	(79)	—	117,996
Net (loss) income	(50,363)	70,237	3,197	—	23,071
Equity in income (loss) of subsidiaries	73,434	—	—	(73,434)	—
Net income (loss) allocable to units	$23,071	$70,237	$3,197	$(73,434)	$23,071

F-42

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2012

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$118,111	$3,099	$—	$121,210
Interest on loans and financing lease	1,490	3,143	—	—	4,633
Interest and other income	4	1,125	—	—	1,129
Total revenues	1,494	122,379	3,099	—	126,972
Expenses
Interest expense incurred	28,734	18,439	267	—	47,440
Amortization of deferred financing costs	1,375	2,168	—	—	3,543
Depreciation and amortization	—	26,099	793	—	26,892
General and administrative	6,434	9,475	46	—	15,955
Transaction costs	4,171	2,970	118	—	7,259
Loss on impairment	—	7,156	3,961	—	11,117
Reserve for uncollectible loan receivables and other receivables	6,532	3,407	392	—	10,331
Loss on extinguishment of debt	—	28	—	—	28
Other expenses	—	400	—	—	400
Total expenses	47,246	70,142	5,577	—	122,965
(Loss) income from continuing operations	(45,752)	52,237	(2,478)	—	4,007
Discontinued operations	—	(392)	4,978	—	4,586
Net (loss) income	(45,752)	51,845	2,500	—	8,593
Equity in income (loss) of subsidiaries	54,345	—	—	(54,345)	—
Net income (loss) allocable to units	$8,593	$51,845	$2,500	$(54,345)	$8,593
Unrealized loss on derivative instruments	—	(476)	—	—	(476)
Total comprehensive income allocable to units	$8,593	$51,369	$2,500	$(54,345)	$8,117

F-43

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2014

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(375,474)	$345,533	$134,783	$—	$104,842
Investing activities				—
Purchase of real estate investments	—	(401,970)	(305,000)	—	(706,970)
Sale of real estate investments	—	2,277	—	—	2,277
Capital improvements	—	(14,311)	(686)	—	(14,997)
Development Projects	—	(40,771)	(2,312)	—	(43,083)
Loan receivables received from others	5,700	6,914	7,028	—	19,642
Loan receivables funded to others	(7,636)	(5,907)	(10,833)	—	(24,376)
Net used in investing activities	(1,936)	(453,768)	(311,803)	—	(767,507)
Financing activities
Borrowings of debt	390,000	98,000	180,000	—	668,000
Repayment of debt	(35,000)	(118,000)	(157)	—	(153,157)
Payment of financing costs	(9,121)	4,507	(2,366)	—	(6,980)
Capital contributions	60	—	—	—	60
Proceeds of issuance of common stock	221,720	—	—	—	221,720
Cost of raising capital	(137,132)	126,574	—	—	(10,558)
Shares issued for settlement of vested stock and exercised unit options, net	1,707	—	—	—	1,707
Cash distributions to partners	(98,855)	—	—	—	(98,855)
Net cash provided by (used in) financing activities	333,379	111,081	177,477	—	621,937
Net (decrease) increase in cash and cash equivalents	(44,031)	2,846	457	—	(40,728)
Cash and cash equivalents:
Beginning of period	50,709	(714)	769	—	50,764
End of period	$6,678	$2,132	$1,226	$—	$10,036

F-44

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2013

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(59,358)	$142,398	$(13,345)	$—	$69,695
Investing activities
Purchase of real estate investments	—	(197,388)	—	—	(197,389)
Sale of real estate investments	—	1,772	13,777	—	15,549
Capital improvements	(8)	(11,957)	(38)	—	(12,003)
Development Projects	—	(18,738)	—	—	(18,738)
Loan receivables received from others	2,446	1,640		—	4,087
Loan receivables funded to others	(7,739)	(2,668)		—	(10,407)
Net used in investing activities	(5,301)	(227,339)	13,739	—	(218,901)
Financing activities
Borrowings of debt	250,000	220,000	—	—	470,000
Repayment of debt	—	(488,091)	(150)	—	(488,241)
Payment of financing costs	(5,145)	(5,302)	(1)	—	(10,448)
Capital contributions	575	—	—	—	575
Proceeds of issuance of common stock	303,600	—	—	—	303,600
Cost of raising capital	(385,310)	359,481	—	—	(25,829)
Cash distributions to partners	(65,221)	—	—	—	(65,221)
Net cash provided by (used in) financing activities	98,499	86,088	(151)	—	184,436
Net (decrease) increase in cash and cash equivalents	33,840	1,147	243	—	35,230
Cash and cash equivalents:
Beginning of period	16,869	(1,861)	526	—	15,534
End of period	$50,709	$(714)	$769	$—	$50,764

F-45

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2012

(in thousands)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(152,298)	$209,394	$(13,305)	$—	$43,791
Investing activities
Purchase of real estate	—	(168,233)	(4,540)	—	(172,773)
Proceeds from sales of real estate	—	8,556	23,377	—	31,933
Capital improvements	(54)	(13,358)	(146)	—	(13,558)
Development Projects	—	(26,982)	(1,085)	—	(28,067)
Loan receivables received from others	12,754	1,571	307	—	14,632
Loan receivables funded to others	(13,065)	(3,792)	—	—	(16,857)
Net cash used in investing activities	(365)	(202,238)	17,913	—	(184,690)
Financing activities
Borrowings of debt	101,000	164,224	2,537	—	267,761
Repayment of debt	—	(167,981)	(6,146)	—	(174,127)
Payment of financing costs	(2,562)	(2,581)	—	—	(5,143)
Proceeds of issuance of common stock	—	—	—	—	—
Capital contributions	109,000	—	—	—	109,000
Deferred contributions	(35,000)	—	—	—	(35,000)
Cash distributions to partners	(45,262)	—	—	—	(45,262)
Net cash provided by (used in) financing activities	127,176	(6,338)	(3,609)	—	117,229
Net decrease in cash and cash equivalents	(25,487)	818	999	—	(23,670)
Cash and cash equivalents:
Beginning of period	42,356	(2,679)	(473)	—	39,204
End of period	$16,869	$(1,861)	$526	$—	$15,534

F-46

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Accounts Receivable and Loans Receivable Allowance for Doubtful Accounts (in thousands)

	Balance at Beginning of Year	Charged to (Recovered from) Costs and Expenses	Deductions and Write-offs	Balance at End of Year
Allowance for uncollectible accounts receivable
Year ended December 31, 2014	$326	$117	$—	$443
Year ended December 31, 2013	803	57	(534)	326
Year ended December 31, 2012	80	3,948	(3,225)	803
Allowance for uncollectible loan receivable
Year ended December 31, 2014	$—	$3,406	$—	$3,406
Year ended December 31, 2013	317	11	(328)	—
Year ended December 31, 2012	2,176	6,532	(8,391)	317

F-47

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

SCHEDULE III

Real Estate and Investments (in thousands)

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2014 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Aviv Healthcare Properties LP		(1)	Chicago	IL	—	—	61	—	—	61	(14)	47
Issuer subtotal					—	—	61	—	—	61	(14)	47
SunBridge Care/Rehab-Broadway	(a)	(2)	Methuen	MA	31	496	—	(527)	—	—	—	—	1910	1993	40 years
SunBridge - Colonial Heights	(a)	(2)	Lawrence	MA	63	959	91	(225)	63	825	(393)	495	1963	1993	40 years
SunBridge - Fall River	(c)	(2)	Fall River	MA	91	1,309	(1)	(1,399)	—	—	—	—		1993	40 years
SunBridge Care Center- Glenwood	(a)	(2)	Lowell	MA	82	1,211	—	(1,293)	—	—	—	—	1964	1993	40 years
SunBridge - Hammond House	(a)	(2)	Worchester	MA	42	664	490	(1,196)	—	—	—	—	1965	1993	40 years
SunBridge for North Reading	(a)	(2)	North Reading	MA	113	1,567	496	(253)	113	1,810	(713)	1,210	1966	1993	40 years
Robbin House Nursing and Rehab	(c)	(2)	Quincy	MA	66	1,052	—	(1,118)	—	—	—	—		1993	40 years
SunBridge Care Center - Rosewood	(a)	(2)	Fall River	MA	32	513	—	(545)	—	—	—	—	1882	1993	40 years
SunBridge Care/Rehab-Sandalwood	(a)	(2)	Oxford	MA	64	941	596	(193)	64	1,344	(506)	902	1966	1993	40 years
SunBridge - Spring Valley	(a)	(2)	Worchester	MA	71	1,031	100	(205)	71	926	(441)	556	1960	1993	40 years
SunBridge Care/Rehab-Town Manor	(c)	(2)	Lawrence	MA	90	1,306	(1)	(1,395)	—	—	—	—		1993	40 years
SunBridge Care/Rehab-Woodmill	(a)	(2)	Lawrence	MA	61	946	91	(235)	61	802	(381)	482	1965	1993	40 years
SunBridge Care/Rehab-Worcester	(c)	(2)	Worchester	MA	93	1,375	(1)	(1,467)	—	—	—	—		1993	40 years
Countryside Community	(a)	(2)	South Haven	MI	221	4,239	13	—	221	4,252	(1,205)	3,268	1975	2005	40 years
Pepin Manor	(a)	(2)	Pepin	WI	318	1,570	333	—	318	1,903	(481)	1,740	1978	2005	40 years
Highland Health Care Center	(a)	(2)	Highland	IL	190	1,724	—	—	190	1,724	(530)	1,384	1963	2005	40 years
Nebraska Skilled Nursing/Rehab	(a)	(2)	Omaha	NE	211	6,695	—	(2)	209	6,695	(2,136)	4,768	1971	2005	40 years
Casa Real	(a)	(2)	Santa Fe	NM	1,030	2,692	772	—	1,030	3,464	(1,071)	3,423	1985	2005	40 years
Clayton Nursing and Rehab	(a)	(2)	Clayton	NM	41	790	35	—	41	825	(334)	532	1960	2005	40 years
Country Cottage Care/Rehab Center	(a)	(2)	Hobbs	NM	9	672	—	—	9	672	(326)	355	1963	2005	40 years
Bloomfield Nursing/Rehab Center	(a)	(2)	Bloomfield	NM	344	4,736	19	—	344	4,755	(1,399)	3,700	1985	2005	40 years
Espanola Valley Center	(a)	(2)	Espanola	NM	216	4,143	17	—	216	4,160	(1,342)	3,034	1984	2005	40 years
Sunshine Haven Lordsburg	(a)	(2)	Lordsburg	NM	57	1,882	—	—	57	1,882	(513)	1,426	1972	2005	40 years
Silver City Care Center	(a)	(2)	Silver City	NM	305	5,844	—	—	305	5,844	(1,673)	4,476	1984	2005	40 years
Seven Oaks Nursing and Rehab	(a)	(2)	Bonham	TX	63	2,583	—	—	63	2,583	(784)	1,862	1970	2005	40 years
Birchwood Nursing and Rehab	(a)	(2)	Cooper	TX	96	2,727	8	—	96	2,735	(813)	2,018	1966	2005	40 years
Smith Nursing and Rehab	(a)	(2)	Wolfe City	TX	49	1,010	(8)	(1,051)	—	—	—	—	1946	2005	40 years
Clifton Nursing and Rehab	(a)	(2)	Clifton	TX	125	2,975	—	—	125	2,975	(964)	2,136	1995	2005	40 years
Stanton Nursing and Rehab	(a)	(2)	Stanton	TX	261	1,018	11	—	261	1,029	(336)	954	1972	2005	40 years
Valley Mills Nursing and Rehab	(a)	(2)	Valley Mills	TX	34	1,091	(9)	—	34	1,082	(340)	776	1971	2005	40 years
Hometown Care Center	(a)	(2)	Moody	TX	13	328	—	(341)	—	—	—	—		2005	40 years
Shuksan Healthcare Center	(a)	(2)	Bellingham	WA	61	491	1,984	—	61	2,475	(491)	2,045	1965	2005	40 years
Orange Villa Nursing and Rehab	(a)	(2)	Orange	TX	98	1,948	18	—	98	1,966	(613)	1,451	1973	2005	40 years
Pinehurst Nursing and Rehab	(a)	(2)	Orange	TX	99	2,072	23	—	99	2,095	(674)	1,520	1955	2005	40 years
Wheeler Nursing and Rehab	(a)	(2)	Wheeler	TX	17	1,369	—	—	17	1,369	(454)	932	1982	2005	40 years
ABC Health Center	(a)	(2)	Harrisonville	MO	144	1,922	328	—	144	2,250	(576)	1,818	1970	2005	40 years
Camden Health Center	(a)	(2)	Harrisonville	MO	189	2,532	232	—	189	2,764	(721)	2,232	1977	2005	40 years
Cedar Valley Health Center	(a)	(2)	Rayton	MO	252	3,376	314	—	252	3,690	(1,051)	2,891	1978	2005	40 years
Monett Healthcare Center	(a)	(2)	Monett	MO	259	3,470	85	—	259	3,555	(1,004)	2,810	1976	2005	40 years
White Ridge Health Center	(a)	(2)	Lee’s Summit	MO	292	3,915	66	—	292	3,981	(1,125)	3,148	1986	2005	40 years
The Orchards Rehab/Care Center	(a)	(2)	Lewiston	ID	201	4,319	507	—	201	4,826	(1,586)	3,441	1958	2005	40 years
SunBridge for Payette	(a)	(2)	Payette	ID	179	3,166	(27)	—	179	3,139	(814)	2,504	1964	2005	40 years
Magic Valley Manor-Assisted Living	(b)	(2)	Wendell	ID	177	405	1,021	—	177	1,426	(285)	1,318	1911	2005	40 years
McCall Rehab and Living Center	(a)	(2)	McCall	ID	213	676	(6)	(883)	—	—	—	—	1965	2005	40 years
Menlo Park Health Care	(a)	(2)	Portland	OR	112	2,205	221	—	112	2,426	(861)	1,677	1959	2005	40 years
Burton Care Center	(a)	(2)	Burlington	WA	115	1,170	86	—	115	1,256	(359)	1,012	1930	2005	40 years
Columbia View Care Center	(a)	(2)	Cathlamet	WA	49	505	—	(554)	—	—	—	—	1965	2005	40 years
Grandview Healthcare Center	(a)	(2)	Grandview	WA	19	1,155	15	—	19	1,170	(596)	593	1964	2005	40 years
Hillcrest Manor	(a)	(2)	Sunnyside	WA	102	1,639	6,895	—	102	8,534	(1,292)	7,344	1970	2005	40 years
Evergreen Hot Springs Center	(a)	(2)	Hot Springs	MT	104	1,943	230	—	104	2,173	(564)	1,713	1963	2005	40 years
Evergreen Polson Center	(a)	(2)	Polson	MT	121	2,358	575	—	121	2,933	(722)	2,332	1971	2005	40 years
Evergreen The Dalles Center	(a)	(2)	The Dalles	OR	200	3,832	92	—	200	3,924	(1,061)	3,063	1964	2005	40 years
Evergreen Vista Health Center	(a)	(2)	LaGrande	OR	281	4,784	248	—	281	5,032	(1,414)	3,899	1961	2005	40 years
Whitman Health and Rehab Center	(a)	(2)	Colfax	WA	231	6,271	38	—	231	6,309	(1,622)	4,918	1985	2005	40 years
Fountain Retirement Hotel	(b)	(2)	Youngtown	AZ	101	1,940	170	(2,211)	—	—	—	—	1971	2005	40 years
Gilmer Care Center	(a)	(2)	Gilmer	TX	257	2,993	372	—	257	3,365	(927)	2,695	1967	2005	40 years
Columbus Nursing and Rehab Center	(a)	(2)	Columbus	WI	352	3,477	345	—	352	3,822	(976)	3,198	1950	2005	40 years
Infinia at Faribault	(a)	(2)	Faribault	MN	70	1,485	102	—	70	1,587	(523)	1,134	1958	2005	40 years
Infinia at Owatonna	(a)	(2)	Owatonna	MN	125	2,321	(19)	—	125	2,302	(686)	1,741	1963	2005	40 years
Infinia at Willmar	(a)	(2)	Wilmar	MN	70	1,341	20	(1,431)	—	—	—	—	1998	2005	40 years
Infinia at Florence Heights	(a)	(2)	Omaha	NE	413	3,516	4	(3,933)	—	—	—	—	1999	2005	40 years
Infinia at Ogden	(a)	(2)	Ogden	UT	234	4,478	601	—	234	5,079	(1,304)	4,009	1977	2005	40 years
Prescott Manor Nursing Center	(a)	(2)	Prescott	AR	44	1,462	209	—	44	1,671	(626)	1,089	1965	2005	40 years
Star City Nursing Center	(a)	(2)	Star City	AR	28	1,069	80	—	28	1,149	(342)	835	1969	2005	40 years
Westview Manor of Peabody	(a)	(2)	Peabody	KS	22	502	140	—	22	642	(159)	505	1963	2005	40 years
Orchard Grove Extended Care Center	(a)	(2)	Benton Harbor	MI	166	3,185	457	(3,808)	—	—	—	—	1971	2005	40 years
Marysville Care Center	(a)	(2)	Marysville	CA	281	1,320	—	(1,601)	—	—	—	—		2005	40 years
Yuba City Care Center	(a)	(2)	Yuba City	CA	177	2,130	—	(2,307)	—	—	—	—		2005	40 years
Lexington Care Center	(a)	(2)	Lexington	MO	151	2,943	491	—	151	3,434	(1,001)	2,584	1970	2005	40 years
Twin Falls Care Center	(a)	(2)	Twin Falls	ID	448	5,145	—	—	448	5,145	(1,464)	4,129	1961	2005	40 years
Gordon Lane Care Center	(a)	(2)	Fullerton	CA	2,982	3,648	—	—	2,982	3,648	(1,021)	5,609	1966	2005	40 years
Sierra View Care Center	(a)	(2)	Baldwin Park	CA	868	1,748	7	—	868	1,755	(571)	2,052	1938	2005	40 years
Villa Maria Care Center	(a)	(2)	Long Beach	CA	140	767	(1)	(906)	—	—	—	—		2005	40 years
High Street Care Center	(a)	(2)	Oakland	CA	246	685	14	—	246	699	(204)	741	1961	2005	40 years
MacArthur Care Center	(a)	(2)	Oakland	CA	246	1,416	85	—	246	1,501	(558)	1,189	1960	2005	40 years
Country Oaks Nursing Center	(a)	(2)	Ponoma	CA	1,393	2,426	—	—	1,393	2,426	(699)	3,120	1964	2005	40 years
Deseret at Hutchinson	(a)	(2)	Hutchinson	KS	180	2,547	92	—	180	2,639	(798)	2,021	1963	2005	40 years
Woodland Hills Health/Rehab	(a)	(2)	Little Rock	AR	270	4,006	—	(4,276)	—	—	—	—	1979	2005	40 years
Chenal Heights	(a)	(2)	Little Rock	AR	1,411	—	7,330	(8,741)	—	—	—	—	2008	2006	40 years
Blanchette Place Care Center	(a)	(2)	St. Charles	MO	1,300	10,777	194	—	1,300	10,971	(2,453)	9,818	1994	2006	40 years
Cathedral Gardens Care Center	(a)	(2)	St. Louis	MO	1,600	9,525	68	—	1,600	9,593	(2,245)	8,948	1979	2006	40 years
Heritage Park Skilled Care	(a)	(2)	Rolla	MO	1,200	7,841	2,538	—	1,200	10,379	(1,949)	9,630	1993	2006	40 years
Oak Forest Skilled Care	(a)	(2)	Ballwin	MO	550	3,995	116	—	550	4,111	(955)	3,706	2004	2006	40 years
Richland Care and Rehab	(a)	(2)	Olney	IL	350	2,484	—	—	350	2,484	(659)	2,175	2004	2006	40 years
Bonham Nursing and Rehab	(a)	(2)	Bonham	TX	76	1,130	—	—	76	1,130	(264)	942	1969	2006	40 years
Columbus Nursing and Rehab	(a)	(2)	Columbus	TX	150	1,809	—	(1,959)	—	—	—	—	1974	2006	40 years
Denison Nursing and Rehab	(a)	(2)	Denison	TX	178	1,945	—	—	178	1,945	(457)	1,666	1958	2006	40 years
Falfurrias Nursing and Rehab	(a)	(2)	Falfurias	TX	92	1,065	—	—	92	1,065	(273)	884	1974	2006	40 years
Kleburg County Nursing/Rehab	(a)	(2)	Kingsville	TX	315	3,689	2,699	—	315	6,388	(1,041)	5,662	1947	2006	40 years
Terry Haven Nursing and Rehab	(a)	(2)	Mount Vernon	TX	180	1,971	—	(2,151)	—	—	—	—	2004	2006	40 years
Clarkston Care Center	(a)	(2)	Clarkston	WA	162	7,038	5,518	—	162	12,556	(2,482)	10,236	1970	2006	40 years
Highland Terrace Nursing Center	(a)	(2)	Camas	WA	593	3,921	6,277	—	593	10,198	(1,957)	8,834	1970	2006	40 years
Richland Rehabilitation Center	(a)	(2)	Richland	WA	693	9,307	813	—	693	10,120	(2,102)	8,711	2004	2006	40 years
Evergreen Milton-Freewater Center	(a)	(2)	Milton Freewater	OR	700	5,404	—	—	700	5,404	(1,287)	4,817	1965	2006	40 years

F-48

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2014 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Hillside Living Center	(a)	(2)	Yorkville	IL	560	3,074	(1)	(3)	560	3,070	(797)	2,833	1963	2006	40 years
Arbor View Nursing / Rehab Center	(a)	(2)	Zion	IL	147	5,235	131	(5,513)	—	—	—	—	1970	2006	40 years
Ashford Hall	(a)	(2)	Irving	TX	1,746	11,419	114	(143)	1,746	11,390	(2,595)	10,541	1964	2006	40 years
Belmont Nursing and Rehab Center	(a)	(2)	Madison	WI	480	1,861	336	—	480	2,197	(532)	2,145	1974	2006	40 years
Blue Ash Nursing and Rehab Center	(a)	(2)	Cincinnati	OH	125	6,278	448	(340)	123	6,388	(1,767)	4,744	1969	2006	40 years
West Chester Nursing/Rehab Center	(a)	(2)	West Chester	OH	375	5,663	369	(6,407)	—	—	—	—	1965	2006	40 years
Wilmington Nursing/Rehab Center	(a)	(2)	Willmington	OH	125	6,078	673	—	125	6,751	(1,792)	5,084	1951	2006	40 years
Extended Care Hospital of Riverside	(a)	(2)	Riverside	CA	1,091	5,647	(1)	(26)	1,091	5,620	(1,953)	4,758	1967	2006	40 years
Heritage Manor	(a)	(2)	Monterey Park	CA	1,586	9,274	—	(23)	1,586	9,251	(2,848)	7,989	1965	2006	40 years
French Park Care Center	(a)	(2)	Santa Ana	CA	1,076	5,984	596	—	1,076	6,580	(1,517)	6,139	1967	2006	40 years
North Valley Nursing Center	(a)	(2)	Tujunga	CA	614	5,031	—	(25)	614	5,006	(1,377)	4,243	1967	2006	40 years
Brighten at Medford	(a)	(2)	Medford	MA	2,366	6,613	291	(9,270)	—	—	—	—	1978	2007	40 years
Brighten at Ambler	(a)	(2)	Ambler	PA	370	5,112	(653)	—	370	4,459	(955)	3,874	1963	2007	40 years
Brighten at Broomall	(a)	(2)	Broomall	PA	608	3,930	591	—	608	4,521	(1,068)	4,061	1955	2007	40 years
Brighten at Bryn Mawr	(a)	(2)	Bryn Mawr	PA	708	6,352	1,469	—	708	7,821	(1,683)	6,846	1972	2007	40 years
Brighten at Julia Ribaudo	(a)	(2)	Lake Ariel	PA	369	7,560	730	—	369	8,290	(1,830)	6,829	1980	2007	40 years
Good Samaritan Nursing Home	(a)	(2)	Avon	OH	394	8,856	1,177	—	394	10,033	(2,156)	8,271	1964	2007	40 years
Belleville Illinois	(a)	(2)	Belleville	IL	670	3,431	—	—	670	3,431	(727)	3,374	1978	2007	40 years
Homestead Various Leases (b)	(a)	(2)		TX	345	4,353	229	—	345	4,582	(922)	4,005		2007	40 years
Byrd Haven Nursing Home	(a)	(2)	Searcy	AR	773	2,413	132	(3,318)	—	—	—	—	1961	2008	40 years
Evergreen Arvin Healthcare	(a)	(2)	Arvin	CA	900	4,765	784	—	1,029	5,420	(1,028)	5,421	1984	2008	40 years
Evergreen Bakersfield Healthcare	(a)	(2)	Bakersfield	CA	1,000	12,154	1,839	—	1,153	13,840	(2,366)	12,627	1987	2008	40 years
Evergreen Lakeport Healthcare	(a)	(2)	Lakeport	CA	1,100	5,237	877	—	1,257	5,957	(1,155)	6,059	1987	2008	40 years
New Hope Care Center	(a)	(2)	Tracy	CA	1,900	10,294	1,687	—	2,172	11,709	(2,039)	11,842	1987	2008	40 years
Olive Ridge Care Center	(a)	(2)	Oroville	CA	800	8,609	2,298	—	922	10,785	(1,913)	9,794	1987	2008	40 years
Twin Oaks Health & Rehab	(a)	(2)	Chico	CA	1,300	8,398	1,394	—	1,488	9,604	(1,822)	9,270	1988	2008	40 years
Evergreen Health & Rehab	(a)	(2)	LaGrande	OR	1,400	808	307	—	1,591	924	(222)	2,293	1975	2008	40 years
Evergreen Bremerton Health & Rehab	(a)	(2)	Bremerton	WA	650	1,366	—	(2,016)	—	—	—	—	1969	2008	40 years
Four Fountains	(a)	(2)	Belleville	IL	989	5,007	—	—	989	5,007	(850)	5,146	1972	2008	40 years
Brookside Health & Rehab	(a)	(2)	Little Rock	AR	751	4,421	1,614	—	751	6,035	(1,127)	5,659	1969	2008	40 years
Skilcare Nursing Center	(a)	(2)	Jonesboro	AR	417	7,007	374	—	417	7,381	(1,340)	6,458	1973	2008	40 years
Stoneybrook Health & Rehab Center	(a)	(2)	Benton	AR	250	3,170	313	—	250	3,483	(1,484)	2,249	1968	2008	40 years
Trumann Health & Rehab	(a)	(2)	Trumann	AR	167	3,587	346	—	167	3,933	(680)	3,420	1971	2008	40 years
Deseret at McPherson	(a)	(2)	McPherson	KS	92	1,875	148	—	92	2,023	(344)	1,771	1970	2008	40 years
Mission Nursing Center	(a)	(2)	Riverside	CA	230	1,210	69	—	230	1,279	(225)	1,284	1957	2008	40 years
New Byrd Haven Nursing Home	(a)	(2)	Searcy	AR	—	10,213	630	—	630	10,213	(1,888)	8,955	2009	2009	40 years
Hidden Acres Health Care	(a)	(2)	Mount Pleasant	TN	67	3,313	—	—	67	3,313	(403)	2,977	1979	2010	40 years
Heritage Gardens of Portageville	(a)	(2)	Portageville	MO	224	3,089	—	—	224	3,089	(369)	2,944	1995	2010	40 years
Heritage Gardens of Greenville	(a)	(2)	Greenville	MO	119	2,219	—	—	119	2,219	(271)	2,067	1990	2010	40 years
Heritage Gardens of Senath	(a)	(2)	Senath	MO	109	2,773	266	—	109	3,039	(372)	2,776	1980	2010	40 years
Heritage Gardens of Senath South	(a)	(2)	Senath	MO	73	1,855	—	—	73	1,855	(231)	1,697	1980	2010	40 years
The Carrington	(a)	(2)	Lynchburg	VA	706	4,294	—	—	706	4,294	(469)	4,531	1994	2010	40 years
Arma Care Center	(a)	(2)	Arma	KS	57	2,898	—	—	57	2,898	(344)	2,611	1970	2010	40 years
Yates Center Nursing and Rehab	(a)	(2)	Yates	KS	54	2,990	—	—	54	2,990	(353)	2,691	1967	2010	40 years
Great Bend Health & Rehab Center	(a)	(2)	Great Bend	KS	111	4,589	299	—	111	4,888	(705)	4,294	1965	2010	40 years
Maplewood at Norwalk	(b)	(2)	Norwalk	CT	1,590	1,010	15,789	—	1,590	16,799	(1,001)	17,388	1983	2010	40 years
Carrizo Springs Nursing & Rehab	(a)	(2)	Carrizo Springs	TX	45	1,955	—	—	45	1,955	(253)	1,747	1965	2010	40 years
Wellington Leasehold	(a)	(2)	Wellington	KS	—	—	2,000	—	—	2,000	(352)	1,648	1957	2010	21 years
St. James Nursing & Rehab	(a)	(2)	Carrabelle	FL	1,144	8,856	—	—	1,144	8,856	(1,075)	8,925	2009	2011	40 years
University Manor	(a)	(2)	Cleveland	OH	886	8,695	—	—	886	8,695	(919)	8,662	1982	2011	40 years
Grand Rapids Care Center	(a)	(2)	Grand Rapids	OH	288	1,517	—	—	288	1,517	(170)	1,635	1993	2011	40 years
Bellevue Care Center	(a)	(2)	Bellevue	OH	282	3,440	—	—	282	3,440	(346)	3,376	1988	2011	40 years
Orchard Grove Assisted Living	(b)	(2)	Bellevue	OH	282	3,440	—	—	282	3,440	(346)	3,376	1998	2011	40 years
Woodland Manor Nursing and Rehabilitation	(a)	(2)	Conroe	TX	577	2,091	280	—	577	2,371	(299)	2,649	1975	2011	40 years
Fredericksburg Nursing and Rehabilitation	(a)	(2)	Fredericksburg	TX	327	3,046	30	—	327	3,076	(328)	3,075	1970	2011	40 years
Jasper Nursing and Rehabilitation	(a)	(2)	Jasper	TX	113	2,554	29	(2,696)	—	—	—	—	1972	2011	40 years
Legacy Park Community Living Center	(a)	(2)	Peabody	KS	33	1,267	440	—	33	1,707	(156)	1,584	1963	2011	40 years
Oak Manor Nursing and Rehabilitation	(a)	(2)	Commerce	TX	225	1,868	444	—	225	2,312	(257)	2,280	1963	2011	40 years
Loma Linda Healthcare	(a)	(2)	Moberly	MO	913	4,557	6	—	913	4,563	(490)	4,986	1987	2011	40 years
Transitions Healthcare Gettysburg	(a)	(2)	Gettysburg	PA	242	5,858	347	—	242	6,205	(608)	5,839	1950	2011	40 years
Maplewood at Darien	(b)	(2)	Darien	CT	2,430	3,070	12,263	—	2,430	15,333	(1,038)	16,725	2012	2011	40 years
Scranton Healthcare Center	(a)	(2)	Scranton	PA	1,120	5,537	—	—	1,120	5,537	(459)	6,198	2002	2011	40 years
Burford Manor	(a)	(2)	Davis	OK	80	3,220	—	—	80	3,220	(272)	3,028	1969	2011	40 years
Care Meridian Cowan Heights	(h)	(2)	Santa Ana	CA	220	1,129	—	—	220	1,129	(112)	1,237	1989	2011	40 years
Care Meridian La Habra Heights	(h)	(2)	La Habra	CA	200	1,339	—	—	200	1,339	(130)	1,409	1990	2011	40 years
Care Meridian Oxnard	(h)	(2)	Oxnard	CA	100	1,219	—	—	100	1,219	(121)	1,198	1994	2011	40 years
Care Meridian Marin	(h)	(2)	Fairfax	CA	320	2,149	—	—	320	2,149	(197)	2,272	2000	2011	40 years
Care Meridian Artesia	(h)	(2)	Artesia	CA	180	1,389	—	—	180	1,389	(133)	1,436	2002	2011	40 years
Care Meridian Las Vegas	(a)	(2)	Las Vegas	NV	760	7,776	324	—	760	8,100	(707)	8,153	2004	2011	40 years
Bath Creek		(2)	Cuyahoga Falls	OH	—	—	—	—	—	—	—	—	2013	2012	40 years
Astoria Health and Rehab	(a)	(2)	Germantown	OH	330	2,170	278	—	330	2,448	(216)	2,562	1996	2012	40 years
North Platte Care Centre	(a)/(b)	(2)	North Platte	NE	237	2,129	77	—	237	2,206	(246)	2,197	1983	2012	40 years
Fair Oaks Care Centre	(b)	(2)	Shenandoah	IA	68	402	—	—	68	402	(33)	437	1997	2012	40 years
Crest Haven Care Centre	(a)	(2)	Creston	IA	72	1,467	117	—	72	1,584	(131)	1,525	1964	2012	40 years
Premier Estates Rock Rapids	(b)	(2)	Rock Rapids	IA	83	2,282	—	—	83	2,282	(183)	2,182	1998	2012	40 years
Rock Rapids Care Centre	(a)	(2)	Rock Rapids	IA	113	2,349	151	—	113	2,500	(197)	2,416	1976	2012	40 years
Elmwood Care Centre	(a)/(b)	(2)	Onawa	IA	227	1,733	190	—	227	1,923	(179)	1,971	1961	2012	40 years
Sunny Knoll Care Centre	(a)	(2)	Rockwell City	IA	62	2,092	—	—	62	2,092	(170)	1,984	1966	2012	40 years
New Hampton Care Centre	(a)	(2)	New Hampton	IA	144	2,739	31	—	144	2,770	(239)	2,675	1967	2012	40 years
Monte Siesta	(a)	(2)	Austin	TX	770	5,230	—	—	770	5,230	(428)	5,572	1964	2012	40 years
Silver Pines	(a)	(2)	Bastrop	TX	480	3,120	—	—	480	3,120	(321)	3,279	1987	2012	40 years
Spring Creek	(a)	(2)	Beaumont	TX	300	700	—	—	300	700	(72)	928	1969	2012	40 years
Riverview	(a)	(2)	Boerne	TX	480	3,470	300	—	780	3,470	(335)	3,915	1994	2012	40 years
Bluebonnet	(a)	(2)	Karnes City	TX	420	3,130	—	—	420	3,130	(320)	3,230	1994	2012	40 years
Cottonwood	(a)	(2)	Denton	TX	240	2,060	—	—	240	2,060	(189)	2,111	1969	2012	40 years
Regency Manor	(a)	(2)	Floresville	TX	780	6,120	—	—	780	6,120	(571)	6,329	1995	2012	40 years
DeLeon	(a)	(2)	DeLeon	TX	200	2,800	—	—	200	2,800	(240)	2,760	1974	2012	40 years
Spring Oaks	(a)	(2)	Lampasas	TX	360	4,640	—	—	360	4,640	(420)	4,580	1990	2012	40 years
Lynwood	(a)	(2)	Levelland	TX	300	3,800	—	—	300	3,800	(380)	3,720	1990	2012	40 years
Sienna	(a)	(2)	Odessa	TX	350	8,050	—	—	350	8,050	(664)	7,736	1974	2012	40 years
Deerings	(a)	(2)	Odessa	TX	280	8,420	140	—	280	8,560	(711)	8,129	1975	2012	40 years
Terrace West	(a)	(2)	Midland	TX	440	5,860	—	—	440	5,860	(525)	5,775	1975	2012	40 years
Lake Lodge	(a)	(2)	Lake Worth	TX	650	4,610	—	—	650	4,610	(420)	4,840	1977	2012	40 years
Nolan	(a)	(2)	Sweetwater	TX	190	4,210	—	—	190	4,210	(429)	3,971	2010	2012	40 years
Langdon Hall	(b)	(2)	Bradenton	FL	390	4,546	180	—	390	4,726	(369)	4,747	1985	2012	40 years
Mount Washington Residence	(b)	(2)	Eau Claire	WI	1,040	1,460	352	—	1,040	1,812	(153)	2,699	1930	2012	40 years
Highlands Nursing and Rehabilitation Center	(a)	(2)	Louisville	KY	441	9,484	127	—	441	9,611	(688)	9,364	1977	2012	40 years
Seven Oaks Nursing & Rehabilitation	(a)	(2)	Glendale	WI	1,620	5,980	—	—	1,620	5,980	(374)	7,226	1994	2012	40 years

F-49

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2014 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Nesbit Living and Recovery Center	(a)	(2)	Seguin	TX	600	4,400	—	—	600	4,400	(323)	4,677	1958	2012	40 years
The Harbor House of Ocala	(b)	(2)	Dunnellon, FL	FL	690	3,510	285	—	690	3,795	(246)	4,239	1993	2012	40 years
The Harmony House at Ocala	(b)	(2)	Ocala, FL	FL	500	2,800	37	—	500	2,837	(179)	3,158	1984	2012	40 years
The Haven House at Ocala	(b)	(2)	Dunnellon, FL	FL	490	2,610	98	—	490	2,708	(170)	3,028	1991	2012	40 years
Seaside Manor Ormond Beach	(b)	(2)	Ormond Beach, FL	FL	630	2,870	80	—	630	2,950	(206)	3,374	1996	2012	40 years
Fountain Lake	(a)	(2)	Hot Springs	AR	—	—	181	—	—	181	(13)	168	2007	2008	40 years
Northridge Healthcare/Rehab	(a)	(2)	Little Rock	AR	465	3,012	55	(3,532)	—	—	—	—	1969	2005	40 years
Eagle Lake Nursing and Rehabilitation	(e)	(2)	Eagle Lake	TX	93	—	6,446	—	93	6,446	(172)	6,367	2013	2012	40 years
Chatham Acres Nursing Home	(a)	(2)	Chatham	PA	203	1,997	9,871	—	203	11,868	(2,246)	9,825	1873	2011	40 years
Houston Nursing and Rehab	(a)	(2)	Houston	TX	228	2,452	—	—	228	2,452	(892)	1,788	1976	2006	40 years
Raton Nursing and Rehab Center	(a)	(2)	Raton	NM	128	1,509	47	—	128	1,556	(610)	1,074	1985	2005	40 years
Red Rocks Care Center	(a)	(2)	Gallup	NM	329	3,953	17	—	329	3,970	(1,233)	3,066	1978	2005	40 years
Heritage Villa Nursing/Rehab	(a)	(2)	Dayton	TX	18	436	9	—	18	445	(156)	307	1964	2005	40 years
Wellington Oaks Nursing/Rehab	(a)	(2)	Ft. Worth	TX	137	1,147	(9)	—	137	1,138	(416)	859	1963	2005	40 years
Blanco Villa Nursing and Rehab	(a)	(2)	San Antonio	TX	342	1,931	971	—	342	2,902	(869)	2,375	1969	2005	40 years
Forest Hill Nursing Center	(a)	(2)	Ft. Worth	TX	88	1,764	—	(1,852)	—	—	—	—		2005	40 years
Garland Nursing and Rehab	(a)	(2)	Garland	TX	57	1,058	1,358	—	57	2,416	(530)	1,943	1964	2005	40 years
Hillcrest Nursing and Rehab	(a)	(2)	Wylie	TX	210	2,684	528	—	210	3,212	(848)	2,574	1975	2005	40 years
Mansfield Nursing and Rehab	(a)	(2)	Mansfield	TX	487	2,143	(18)	—	487	2,125	(686)	1,926	1964	2005	40 years
Westridge Nursing and Rehab	(a)	(2)	Lancaster	TX	626	1,848	(16)	—	626	1,832	(610)	1,848	1973	2005	40 years
Brownwood Nursing and Rehab	(a)	(2)	Brownwood	TX	140	3,464	1,502	—	140	4,966	(1,152)	3,954	1968	2005	40 years
Irving Nursing and Rehab	(a)	(2)	Irving	TX	137	1,248	(10)	—	137	1,238	(419)	956	1972	2005	40 years
North Pointe Nursing and Rehab	(a)	(2)	Watauga	TX	1,061	3,846	—	—	1,061	3,846	(1,110)	3,797	1999	2005	40 years
Evergreen Foothills Center	(a)	(2)	Phoenix	AZ	500	4,538	—	—	500	4,538	(1,689)	3,349	1997	2005	40 years
Evergreen Sun City Center	(a)	(2)	Sun City	AZ	476	5,698	60	—	476	5,758	(1,746)	4,488	1985	2005	40 years
Sunset Gardens at Mesa	(b)	(2)	Mesa	AZ	123	1,641	(14)	—	123	1,627	(472)	1,278	1974	2005	40 years
Evergreen Mesa Christian Center	(a)	(2)	Mesa	AZ	466	6,231	(47)	(615)	466	5,569	(1,921)	4,114	1973	2005	40 years
San Juan Rehab and Care Center	(a)	(2)	Anacortes	WA	625	1,185	2,041	—	625	3,226	(993)	2,858	1965	2005	40 years
Pomona Vista Alzheimer’s Center	(a)	(2)	Ponoma	CA	403	955	—	—	403	955	(311)	1,047	1959	2005	40 years
Rose Convalescent Hospital	(a)	(2)	Baldwin Park	CA	1,308	486	—	—	1,308	486	(184)	1,610	1963	2005	40 years
Evergreen Nursing/Rehab Center	(a)	(2)	Effingham	IL	317	3,462	—	—	317	3,462	(1,018)	2,761	1974	2005	40 years
Doctors Nursing and Rehab Center	(a)	(2)	Salem	IL	125	4,664	900	—	125	5,564	(1,446)	4,243	1972	2005	40 years
Willis Nursing and Rehab	(a)	(2)	Willis	TX	212	2,407	—	—	212	2,407	(596)	2,023	1975	2006	40 years
Douglas Rehab and Care Center	(a)	(2)	Matoon	IL	250	2,391	1,404	(13)	250	3,782	(681)	3,351	1963	2006	40 years
Villa Rancho Bernardo Care Center	(a)	(2)	San Diego	CA	1,425	9,653	65	(57)	1,425	9,661	(2,301)	8,785	1994	2006	40 years
Austin Nursing Center	(a)	(2)	Austin	TX	1,501	4,505	2,293	—	1,501	6,798	(1,182)	7,117	2007	2007	40 years
Dove Hill Care Center and Villas	(a)	(2)	Hamilton	TX	58	5,781	—	—	58	5,781	(1,186)	4,653	1998	2007	40 years
Evergreen Health & Rehab of Petaluma	(a)	(2)	Petaluma	CA	749	2,460	—	—	749	2,460	(562)	2,647	1969	2009	40 years
Evergreen Mountain View Health & Rehab	(a)	(2)	Carson City	NV	3,455	5,942	—	—	3,455	5,942	(976)	8,421	1977	2009	40 years
Maplewood at Orange	(b)	(2)	Orange	CT	1,134	11,155	2,543	—	1,134	13,698	(1,494)	13,338	1999	2010	40 years
Lakewood Senior Living of Pratt	(a)	(2)	Pratt	KS	19	503	312	—	19	815	(83)	751	1964	2011	40 years
Lakewood Senior Living of Seville	(a)	(2)	Wichita	KS	94	897	151	—	94	1,048	(139)	1,003	1977	2011	40 years
Lakewood Senior Living of Haviland	(a)	(2)	Haviland	KS	112	649	16	—	112	665	(86)	691	1971	2011	40 years
Maplewood at Newtown	(b)	(2)	Newtown	CT	4,942	7,058	3,952	—	6,314	9,638	(976)	14,976	2000	2011	40 years
Crawford Manor	(a)	(2)	Cleveland	OH	120	3,080	—	—	120	3,080	(274)	2,926	1994	2011	40 years
Amberwood Manor Nursing Home Rehabilitation	(a)	(2)	New Philadelphia	PA	451	3,264	—	—	451	3,264	(274)	3,441	1962	2011	40 years
Caring Heights Community Care & Rehabilitation Center	(a)	(2)	Coroapolis	PA	1,546	10,018	—	—	1,546	10,018	(845)	10,719	1983	2011	40 years
Dunmore Healthcare Group	(a)	(2)	Dunmore	PA	398	6,813	—	—	398	6,813	(580)	6,631	2002	2011	40 years
Eagle Creek Healthcare Group	(a)	(2)	West Union	OH	1,056	5,774	163	—	1,056	5,937	(491)	6,502	1981	2011	40 years
Edison Manor Nursing & Rehabilitation	(a)	(2)	New Castle	PA	393	8,246	—	—	393	8,246	(705)	7,934	1982	2011	40 years
Indian Hills Health & Rehabilitation Center	(a)	(2)	Euclid	OH	853	8,425	—	—	853	8,425	(710)	8,568	1989	2011	40 years
Milcrest Nursing Center	(a)	(2)	Marysville	OH	736	2,169	—	—	736	2,169	(188)	2,717	1968	2011	40 years
Deseret Nursing & Rehabilitation at Colby	(a)	(2)	Colby	KS	569	2,799	—	—	569	2,799	(231)	3,137	1974	2011	40 years
Deseret Nursing & Rehabilitation at Kensington	(a)	(2)	Kensington	KS	280	1,419	—	—	280	1,419	(124)	1,575	1967	2011	40 years
Deseret Nursing & Rehabilitation at Onaga	(a)	(2)	Onaga	KS	87	2,866	—	—	87	2,866	(236)	2,717	1959	2011	40 years
Deseret Nursing & Rehabilitation at Oswego	(a)	(2)	Oswego	KS	183	840	—	—	183	840	(76)	947	1960	2011	40 years
Deseret Nursing & Rehabilitation at Smith Center	(a)	(2)	Smith Center	KS	106	1,650	—	—	106	1,650	(140)	1,616	1960	2011	40 years
Sandalwood Healthcare	(a)	(2)	Little Rock	AR	1,040	3,710	866	—	1,040	4,576	(463)	5,153	1996	2011	40 years
Gardnerville Health and Rehab	(a)	(2)	Gardnerville	NV	1,238	3,562	—	—	1,238	3,562	(295)	4,505	2000	2012	40 years
Aviv Asset Management	(d)	(2)	Chicago	IL	—	—	1,294	—	—	1,294	(601)	693
Community Care and Rehab	(a)	(2)	Riverside	CA	1,648	9,852	—	—	1,648	9,852	(1,367)	10,133	1965	2010	40 years
Rivercrest Specialty Hospital	(i)	(2)	Mishawaka	IN	328	8,072	1,691	—	328	9,763	(641)	9,450	1991	2012	40 years
Safe Haven Hospital and Care Center	(a)	(2)	Pocatello	ID	470	5,530	3,577	—	470	9,107	(522)	9,055	1970	2012	40 years
Care Meridian Pleasanton	(h)	(2)	Pleasanton	CA	411	751	1,475	—	411	2,226	(127)	2,510	2012	2012	40 years
Inola Health Care Center	(a)	(2)	Inola	OK	520	2,480	—	—	520	2,480	(175)	2,825	1990	2012	40 years
Avondale Cottage of Pryor	(b)	(2)	Pryor	OK	100	400	—	—	100	400	(23)	477	2000	2012	40 years
The Woodlands at Robinson	(a)	(2)	Ravenna	OH	660	6,940	—	—	660	6,940	(434)	7,166	2000	2012	40 years
Texan Nursing & Rehab of Gonzales	(a)	(2)	Gonzales	TX	560	1,840	233	—	560	2,073	(108)	2,525	1963	2013	40 years
Knox and Winamac Community Health Center	(j)	(2)	Knox	IN	137	1,063	—	—	137	1,063	(45)	1,155	2008	2013	40 years
Diplomate Healthcare	(a)	(2)	North Royalton	OH	1,330	13,020	—	—	1,330	13,020	(658)	13,692	1979	2013	40 years
Warr Acres Nursing Center	(a)	(2)	Oklahoma City	OK	580	2,420	—	—	580	2,420	(135)	2,865	1971	2013	40 years
Windsor Hills Nursing Center	(a)	(2)	Oklahoma City	OK	370	2,830	—	—	370	2,830	(167)	3,033	1967	2013	40 years
Oakcreek Nursing and Rehab	(a)	(2)	Luling	TX	272	3,178	—	—	272	3,178	(150)	3,300	1972	2013	40 years
Heart of Florida	(b)	(2)	Haines City	FL	510	2,990	—	—	510	2,990	(111)	3,389	1954	2013	40 years
Tender Loving Care	(b)	(2)	Lakeland	FL	330	2,270	—	—	330	2,270	(83)	2,517	1980	2013	40 years
Tangerine Cove	(b)	(2)	Brooksville	FL	702	6,198	—	—	702	6,198	(227)	6,673	1925	2013	40 years
Mercy Franciscan at Schroder	(a)	(2)	Hamilton	OH	1,066	8,862	13	—	1,066	8,875	(340)	9,601	1971	2013	40 years
Mercy Providence Retirement	(a)	(2)	New Albany	IN	1,152	15,578	—	—	1,152	15,578	(564)	16,166	1999	2013	40 years
Mercy Siena Retirement	(a)	(2)	Dayton	OH	1,158	3,455	—	—	1,158	3,455	(139)	4,474	1966	2013	40 years
Mercy St. Theresa	(a)	(2)	Cincinnati	OH	1,287	3,341	96	—	1,287	3,437	(135)	4,589	1929	2013	40 years
Echo Manor	(a)	(2)	Pickerington	OH	550	9,810	—	—	550	9,810	(344)	10,016	1978	2013	40 years
Oak Pavillion Nursing Home	(a)	(2)	Cincinnati	OH	530	12,260	—	—	530	12,260	(439)	12,351	1967	2013	40 years
Park View Nursing Center	(a)	(2)	Edgerton	OH	390	5,050	—	—	390	5,050	(184)	5,256	1920	2013	40 years
Summit’s Trace Nursing Home	(a)	(2)	Columbus	OH	2,070	10,340	—	—	2,070	10,340	(388)	12,022	1964	2013	40 years
Yell County Nursing Home	(a)	(2)	Ola	AR	78	1,085	141	—	78	1,226	(40)	1,264	1965	2013	40 years
Heather Hill	(a)	(2)	Chardon	OH	1,650	13,865	—	—	1,650	13,865	(441)	15,074	1955	2013	40 years
Liberty Assisted Living	(b)	(2)	Chardon	OH	630	9,585	1,230	—	630	10,815	(308)	11,137	1999	2013	40 years
Heather Hill LTACH	(i)	(2)	Chardon	OH	1,100	8,770	—	—	1,100	8,770	(247)	9,623	1955	2013	40 years
The Village at Richardson	(a)	(2)	Richardson	TX	1,470	11,530	30	—	1,470	11,560	(369)	12,661	1980	2013	40 years
Helia Healthcare of Champaign	(a)	(2)	Champaign	IL	350	2,450	73	—	350	2,523	(79)	2,794	1961	2013	40 years
Helia Healthcare of Energy	(a)	(2)	Energy	IL	100	3,300	—	—	100	3,300	(106)	3,294	1971	2013	40 years
Helia Healthcare of W. Franklin	(a)	(2)	West Frankfort	IL	50	750	—	—	50	750	(25)	775	1973	2013	40 years
Fort Stockton Nursing Center	(a)	(2)	Fort Stockton	TX	480	2,870	637	—	480	3,507	(113)	3,874	1992	2013	40 years
North Ridge Care Center	(a)	(2)	New Hope	MN	5,268	18,930	319	—	5,268	19,249	(607)	23,910	1966	2014	41 years
North Ridge Apartments	(a)	(2)	New Hope	MN	2,175	7,555	682	—	2,175	8,237	(241)	10,171	1983	2014	42 years
North Ridge ALF	(b)	(2)	New Hope	MN	1,278	4,795	—	—	1,278	4,795	(147)	5,926	1983	2014	43 years
Bridgecrest Rehab Suites	(a)	(2)	Houston	TX	1,280	14,640	—	—	1,280	14,640	(397)	15,523	2014	2014	44 years
Carrington Place at Muscatine	(a)	(2)	Muscatine	IA	320	8,080	—	—	320	8,080	(220)	8,180	1961	2014	45 years

F-50

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2014 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Carrington Place of Toledo	(a)	(2)	Toledo	IA	340	4,760	—	—	340	4,760	(129)	4,971	1975	2014	46 years
Gallatin Health Care	(a)	(2)	Warsaw	KY	550	7,410	—	—	550	7,410	(204)	7,756	1989	2014	47 years
Homestead Lexington	(a)	(2)	Lexington	KY	760	6,280	—	—	760	6,280	(173)	6,867	1969	2014	48 years
Homestead New Castle	(a)	(2)	New Castle	KY	290	3,110	—	—	290	3,110	(80)	3,320	1971	2014	49 years
The Oaks	(b)	(2)	LaGrange	KY	240	1,110	—	—	240	1,110	(30)	1,320	1990	2014	50 years
Pine Meadows Health Care	(a)	(2)	Lexington	KY	660	6,620	—	—	660	6,620	(182)	7,098	1990	2014	51 years
The Richwood	(a)	(2)	LaGrange	KY	660	5,560	—	—	660	5,560	(156)	6,064	1997	2014	52 years
Twin Oaks Assisted Living	(b)	(2)	New Castle	KY	280	1,470	—	—	280	1,470	(41)	1,709	2002	2014	53 years
Care Meridian Northridge	(h)	(2)	Northridge	CA	469	310	623	—	469	933	(33)	1,369	2013	2013	40 years
Pensacola Health Care	(a)	(2)	Pensacola	FL	160	5,840	—	—	160	5,840	(160)	5,840	1984	2014	40 years
Edgewood Rehab	(a)	(2)	Mesquite	TX	1,070	12,170	—	—	1,070	12,170	(258)	12,982	2012	2014	40 years
Estrella Oaks Rehab	(a)	(2)	Georgetown	TX	1,420	12,660	—	—	1,420	12,660	(267)	13,813	2011	2014	40 years
Sandy Lake Rehab	(a)	(2)	Coppell	TX	920	12,030	—	—	920	12,030	(251)	12,700	2009	2014	40 years
San Gabriel Rehab	(a)	(2)	Round Rock	TX	1,460	11,970	—	—	1,460	11,970	(263)	13,168	2011	2014	40 years
Mulberry Manor	(a)	(2)	Stephenville	TX	580	3,020	—	—	580	3,020	(67)	3,533	1965	2014	40 years
Lindsay Gardens	(a)	(2)	Lindsay	CA	480	5,770	—	—	480	5,770	(129)	6,121	1996	2014	40 years
Sun Villa	(a)	(2)	Porterville	CA	500	4,100	—	—	500	4,100	(85)	4,515	1958	2014	40 years
Valley Care Center	(a)	(2)	Porterville	CA	120	2,380	—	—	120	2,380	(50)	2,450	1947	2014	40 years
Royal Manor	(a)	(2)	Nicholasville	KY	280	5,720	—	—	280	5,720	(109)	5,891	1974	2014	40 years
Chateau Care Center	(a)	(2)	St. Joseph	MO	40	2,860	—	—	40	2,860	(50)	2,850	1955	2014	40 years
The Inn	(a)	(2)	St. Joseph	MO	270	6,330	—	—	270	6,330	(105)	6,495	1980	2014	40 years
Riverside Care Center	(a)	(2)	St. Joseph	MO	160	6,540	—	—	160	6,540	(98)	6,602	1980	2014	40 years
Maplewood at Mayflower Nursing	(a)	(2)	West Yarmouth	MA	800	13,200	35	—	800	13,235	(182)	13,853	1988	2014	40 years
Royal Park Care Center	(a)	(2)	Spokane	WA	810	21,990	—	—	810	21,990	(226)	22,574	1990	2014	40 years
Alderwood Park Center	(a)	(2)	Bellingham	WA	980	11,400	—	—	980	11,400	(119)	12,261	1996	2014	40 years
Merry Haven Care Center	(a)	(2)	Snohomish	WA	750	9,970	—	—	750	9,970	(104)	10,616	1986	2014	40 years
Royal Plaza Retirement Center	(b)	(2)	Lewiston	ID	1,480	18,240	—	—	1,480	18,240	(181)	19,539	2008	2014	40 years
Royal Plaza Spokane	(b)	(2)	Spokane	WA	770	11,890	—	—	770	11,890	(122)	12,538	1996	2014	40 years
Highland Care Center	(a)	(2)	Bellingham	WA	240	5,080	—	—	240	5,080	(53)	5,267	1951	2014	40 years
Belle Meade Home	(a)	(2)	Greenville	KY	380	4,220	—	—	380	4,220	(35)	4,565	1980	2014	40 years
Premier Care of Dallas	(a)	(2)	Dallas	TX	960	14,140	—	—	960	14,140	(76)	15,024	2012	2014	40 years
Premier Care on Hillcrest	(a)	(2)	Dallas	TX	870	12,530	—	—	870	12,530	(67)	13,333	2011	2014	40 years
Care Meridian Granite Bay	(h)	(2)	Granite Bay	CA	540	435	2,683	—	540	3,118	(57)	3,601	1978	2012	40 years
Bethel	(c)	(2)	Bethel	CT	2,400	—	23,442	—	2,400	23,442	(41)	25,801	2014	2013	40 years
Care Meridian Chatsworth	(h)	(2)	Chatsworth	CA	416	281	766	—	416	1,047	(30)	1,433	2013	2013	40 years
Doctors Neuro Hospital	(k)	(2)	Bremen	IN	400	8,900	2,796	—	400	11,696	(279)	11,817	1988	2013	40 years
Unencumbered Guarantors subtotal					170,103	1,361,012	176,463	(82,056)	164,426	1,461,097	(184,732)	1,440,791
Little Rock Health and Rehab	(a)	(4)	Little Rock	AR	471	4,779	7,613	(12,863)	—	—	—	—	1971	2009	40 years
Pinehurst Park Terrace	(a)	(4)	Seattle	WA	—	360	—	(360)	—	—	—	—		2005	40 years
North Richland Hills	(a)	(4)	North Richland Hills	TX	980	—	5,068	(6,048)	—	—	—	—		2005	40 years
Skagit Aviv		(4)	Mt. Vernon	WA	—	—	422	(422)	—	—	—	—		2014	40 years
The Laurels of Defiance	(a)	(4)	Defiance	OH	145	10,736	—	—	145	10,736	—	10,881	1979	2014	40 years
The Laurels of Hillsboro	(a)	(4)	Hillsboro	OH	346	8,087	—	—	346	8,087	—	8,433	1976	2014	40 years
The Laurels of Massillon	(a)	(4)	Massillon	OH	1,492	23,848	—	—	1,492	23,848	—	25,340	1995	2014	40 years
The Laurels of Mt. Vernon	(a)	(4)	Mt. Vernon	OH	225	10,881	—	—	225	10,881	—	11,106	1977	2014	40 years
The Laurels of Norworth	(a)	(4)	Worthington	OH	1,203	15,029	—	—	1,203	15,029	—	16,232	1969	2014	40 years
The Laurels of Shane Hill	(a)	(4)	Rockford	OH	214	13,595	—	—	214	13,595	—	13,809	1971	2014	40 years
Maplewood of Shane’s Village	(b)	(4)	Rockford	OH	47	3,021	—	—	47	3,021	—	3,068	1971	2014	40 years
The Laurels of Worthington	(a)	(4)	Worthington	OH	1,194	9,675	—	—	1,194	9,675	—	10,869	1960	2014	40 years
The Laurels of Bedford	(a)	(4)	Battle Creek	OH	768	11,725	—	—	768	11,725	—	12,493	1974	2014	40 years
The Laurels of Coldwater	(a)	(4)	Coldwater	MI	258	18,705	—	—	258	18,705	—	18,963	1970	2014	40 years
The Laurels of Fulton	(a)	(4)	Perrinton	MI	381	8,057	—	—	381	8,057	—	8,438	1972	2014	40 years
The Laurels of Galesburg	(a)	(4)	Galesburg	MI	326	8,786	—	—	326	8,786	—	9,112	1973	2014	40 years
The Laurels of Hudsonville	(a)	(4)	Hudsonville	MI	178	12,455	—	—	178	12,455	—	12,633	1964	2014	40 years
The Laurels of Kent	(a)	(4)	Lowell	MI	208	15,295	—	—	208	15,295	—	15,503	1972	2014	40 years
The Laurels of Mt. Pleasant	(a)	(4)	Mt. Pleasant	MI	444	10,574	—	—	444	10,574	—	11,018	1964	2014	40 years
The Laurels of Sandy Creek	(a)	(4)	Wayland	MI	995	10,560	—	—	995	10,560	—	11,555	1974	2014	40 years
Maplewood of Sandy Creek	(b)	(4)	Wayland	MI	201	2,133	—	—	201	2,133	—	2,334	1974	2014	40 years
Maplewood of Marshall	(b)	(4)	Marshall	MI	160	10,002	—	—	160	10,002	—	10,162	1997	2014	40 years
Maplewood of Mt. Pleasant	(b)	(4)	Mt. Pleasant	MI	168	7,255	—	—	168	7,255	—	7,423	1989	2014	40 years
Ashewood Manor	(a)	(4)	Asheville	NC	233	4,752	—	—	233	4,752	—	4,985	1990	2014	40 years
The Laurels of Chatham	(a)	(4)	Pittsboro	NC	915	12,656	—	—	915	12,656	—	13,571	1991	2014	40 years
The Laurels of Forest Glenn	(a)	(4)	Garner	NC	1,103	11,763	—	—	1,103	11,763	—	12,866	1991	2014	40 years
The Laurels of Green Tree Ridge	(a)	(4)	Asheville	NC	440	12,110	—	—	440	12,110	—	12,550	1990	2014	40 years
The Laurels of Salisbury	(a)	(4)	Salisbury	NC	447	6,411	—	—	447	6,411	—	6,858	1992	2014	40 years
The Laurels of Summit Ridge	(a)	(4)	Asheville	NC	1,192	17,336	—	—	1,192	17,336	—	18,528	1927	2014	40 years
The Laurels of DeKalb	(a)	(4)	Butler	IN	321	7,703	—	—	321	7,703	—	8,024	1973	2014	40 years
The Laurels of Hendersonville	(a)	(4)	Hendersonville	NC	—	—	—	—	—	—	—	—		2014	40 years
The Laurels of Willow Creek	(a)	(4)	Midlothian	VA	—	—	—	—	—	—	—	—		2014	40 years
Westerville Office Building	(j)	(4)	Westerville	OH	1,026	6,712	—	—	1,026	6,712	—	7,738		2014	40 years
Non-Guarantors subtotal					16,081	295,001	13,103	(19,693)	14,630	289,862	—	304,492
Maplewood at Danbury	(b)	(5)	Danbury	CT	1,919	14,081	687	—	1,919	14,768	(1,041)	15,646	1968	2012	40 years
Non-Guarantors, HUD Loan subtotal					1,919	14,081	687	—	1,919	14,768	(1,041)	15,646
					188,103	1,670,094	190,314	(101,749)	180,975	1,765,788	(185,788)	1,760,976

F-51

Assets under direct financing leases

Description	Type of Asset	Encum- brances	City	State	Initial Cost to Company	Accretion/ Amortization	Impairment/ Dispositions	Assets Under Direct Financing Leases	Net	Year of Construction	Date Acquired
Fountain Lake	(a)	(2)	Hot Springs	AR	10,419	872	—	$11,291	11,291	2007	2008
					$10,419	$872	$—	$11,291	$11,291

Development Properties

Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements		Improvements / Adjustments	Construction in Progress	Land	Buildings & Improvements		Accumulated Depreciation	Construction in Progress and Land Held for Development	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Deseret at Mansfield	(b)	(2)	Mansfield	OH	146	2,686		20	293	146	2,706		(597)	293	2,548	1980	2006	40 years
Care Meridian Escondido	(h)	(2)	Escondido	CA	170	1,139		—	87	170	1,139		(115)	87	1,281	1990	2011	40 years
Care Meridian Fresno-Marks	(h)	(2)	Fresno	CA	270	1,709		—	197	270	1,709		(164)	197	2,012	1990	2011	40 years
Care Meridian Sacramento	(h)	(2)	Elk Grove	CA	220	1,649		—	247	220	1,649		(160)	247	1,956	1992	2011	40 years
Care Meridian Santiago Canyon	(h)	(2)	Silverado	CA	550	1,039		—	110	550	1,040		(114)	109	1,585	1999	2011	40 years
Care Meridian Gilroy	(h)	(2)	Gilroy	CA	1,089	1,759		—	169	1,089	1,761		(168)	167	2,849	2000	2011	40 years
Twinbrook Nursing & Rehab	(a)	(2)	Louisville	KY	880	8,120		—	661	880	8,120		(353)	661	9,308	1960	2013	40 years
Houston Nursing and Rehab	(c)	(2)	Webster	TX	2,110	—		—	256	—	—		—	2,366	2,366		2014	40 years
Maplewood at Brewster	(c)	(2)	Brewster	MA	6,288	—		—	3,798	—	—		—	10,086	10,086		2014	40 years
Maplewood at Mayflower Place	(b)	(2)	West Yarmouth	MA	3,200	32,800		—	2,714	3,200	32,800		(440)	2,714	38,274	1988	2014	40 years
Maplewood at Yarmouth ALZ	(c)	(2)	West Yarmouth	MA	3,784	—		40	80	—	40		—	3,864	3,904		2014	40 years
Maplewood at Cuyahoga Falls	(c)	(4)	Cuyahoga Falls	OH	1,250	—		—	242	—	—		—	1,492	1,492		2014	40 years
Maplewood at Twinsburg	(c)	(4)	Twinsburg	OH	750	—		—	70	—	—		—	820	820		2014	40 years
Maplewood at Norumbega Point	(b)	(2)	Weston	MA	2,800	29,200		—	87	2,800	29,240		(388)	47	31,699	1994	2014	40 years
					$23,507	$80,102	$—	$60	$9,011	$9,325	$80,204		$(2,498)	$23,150	$110,181
										$190,300	$1,845,992	$11,291	$(188,286)	$23,150	$1,882,447

(a)	Skilled Nursing Facilities (SNFs)

(b)	Assisted Living Facilities (ALFs)

(c)	Vacant Land
(d)	Assets relating to corporate office space
(e)	Developmental asset

(f)	Includes six properties all located in Texas

(g)	The aggregate cost for federal income tax purposes of the real estate as of December 31, 2014 is $1.8 billion (unaudited).

(h)	Traumatic Brain Injury Center (TBIs)

(i)	Long Term Acute Care

(j)	Medical Office Building

(k)	Hospital

Encumbrances:	(1)	Issuer
	(2)	Unencumbered guarantors
	(3)	Encumbered guarantors
	(4)	Non guarantors
	(5)	Non guarantor, HUD loan

F-52

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

	For the Years Ended December 31,
	2014	2013	2012
Reconciliation of real estate:
Carrying cost:
Balance at beginning of period	$1,310,790	$1,102,832	$919,383
Additions during the period:
Acquisitions	706,970	199,789	184,326
Development of rental properties and capital expenditures	60,535	28,415	42,448
Dispositions:
Sale of assets	(5,221)	(19,746)	(32,208)
Impairment (i)	(2,341)	(500)	(11,117)
Balance at end of period	$2,070,733	$1,310,790	$1,102,832
Accumulated depreciation:
Balance at beginning of period	$147,302	$119,371	$96,796
Additions during the period:
Depreciation expense	43,928	33,144	26,810
Dispositions:
Sale of assets	(2,944)	(5,213)	(4,235)
Balance at end of period	$188,286	$147,302	$119,371

(i)	Represents the write-down of carrying cost and accumulated depreciation on assets where impairment charges were taken.